Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 5, 2026, is entered into by and among FAIR ISAAC CORPORATION, a Delaware corporation (the “Borrower”), the Lenders party hereto (including the Term Loan Lenders (as defined in the Amended Credit Agreement referenced below)) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, with respect to the following:

A. The Borrower, the Administrative Agent and the several banks and other financial institutions party thereto (together with the Term Loan Lenders, the “Lenders”) have previously entered into that certain Third Amended and Restated Credit Agreement, dated as of May 13, 2025 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement” and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

B. The Borrower has requested an amendment to the Credit Agreement as set forth below.

C. On the terms and subject to the conditions set forth in this Amendment, the Lenders are willing to agree to such amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Effectiveness. The effectiveness of the provisions of Section 2 of this Amendment are subject to the satisfaction of the conditions further described in Section 3 of this Amendment.

2. Amendment.

(a) Schedule 1.1(A) of the Credit Agreement is hereby amended and restated in its entirety with Schedule 1.1(A) attached hereto as Annex A.

(b) Exhibits A and C to the Credit Agreement are hereby amended and restated in their respective entireties with Exhibits A and C attached hereto as Annex B.

(c) The Exhibits to the Credit Agreement are hereby amended to delete Exhibit D in its entirety.

(d) The Exhibits to the Credit Agreement are hereby amended to insert new Exhibit J in appropriate order in the form attached hereto as Annex C.

(e) The body of the Credit Agreement (excluding the Schedules and Exhibits thereto) is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), (ii) add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and (iii) move the green double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case, as set forth in the Credit Agreement attached hereto as Annex D.

3. Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of the provisions of Section 2 of this Amendment are conditioned upon, and such provisions shall not be effective until, satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “First Amendment Effective Date”):

(a) The Administrative Agent shall have received this Amendment, duly executed and delivered by the Borrower, the Administrative Agent, the Lenders constituting Required Lenders and the Term Loan Lenders.

(b) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated the First Amendment Effective Date, certifying that (A) either (1) the copies of the certificate of incorporation of the Borrower and by-laws of the Borrower delivered most recently to the Administrative Agent prior to the First Amendment Effective Date continue to be true and correct copies thereof as of the First Amendment Effective Date or (2) attaching true and correct copies thereof as of the First Amendment Effective Date, (B) attached thereto are true and correct copies of resolutions duly adopted by the board of directors of the Borrower and continuing in effect, which authorize the execution, delivery and performance by the Borrower of this Amendment and the other documents executed or to be executed by the Borrower in connection with the transactions contemplated hereby and (C) attached thereto is a good standing certificate for the Borrower from the Delaware Secretary of State.

(c) The Administrative Agent shall have received a Term Loan Note (as defined in the Amended Credit Agreement) for each Term Loan Lender that has requested the same, duly executed and delivered by the Borrower in favor of each such Term Loan Lender (the “Term Loan Notes”).

(d) No Default or Event of Default shall have occurred and be continuing.

(e) Each of the representations and warranties made by the Borrower in the Credit Agreement that does not contain a materiality or Material Adverse Effect qualification shall be true and correct in all material respects on and as of the First Amendment Effective Date, and each of the representations and warranties made by the Borrower in the Credit Agreement that contains a materiality or Material Adverse Effect qualification shall be true and correct on and as of the First Amendment Effective Date (or, to the extent such representations and warranties specifically relate to an earlier date, such representations and warranties were true and correct in all material respects, or true and correct in all respects, as the case may be, as of such earlier date).

(f) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the matters described in clauses (d) and (e) above and attaching a calculation of the Total Leverage Ratio as of the First Amendment Effective Date after giving pro forma effect to the incurrence of the Initial Term Loan and use of proceeds thereof on the First Amendment Effective Date.

(g) The Administrative Agent shall have received a legal opinion from Faegre Drinker Biddle & Reath LLP, special counsel to the Borrower, dated as of the First Amendment Effective Date, in form and substance satisfactory to the Administrative Agent.

(h) All fees and expenses required to be paid to the Administrative Agent (including the reasonable and documented fees, charges and disbursements of external counsel for the Administrative Agent) and the Lenders on or prior to the First Amendment Effective Date (including all fees payable pursuant to any engagement or fee letter) shall have been paid.

(i) Patriot Act, etc.

(i) The Administrative Agent and the Lenders shall have received, at least five (5) Business Days prior to the First Amendment Effective Date, all documentation and other information requested by the Administrative Agent or any Lender or required by regulatory authorities in order for the Administrative Agent and the Lenders to comply with requirements of any Anti-Terrorism Laws, including the Patriot Act and any applicable “know your customer” rules and regulations.

2

(ii) The Borrower shall have delivered to the Administrative Agent, and directly to any Lender requesting the same, a Beneficial Ownership Certification in relation to it (or a certification that such Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations), in each case at least five (5) Business Days prior to the First Amendment Effective Date.

(j) The Administrative Agent shall have received a duly executed Notice of Borrowing/Continuation with respect to the Initial Term Loans in accordance with the provisions of Section 2.21(a) of the Amended Credit Agreement.

Without limiting the generality of the provisions of Sections 9.3 and 9.4 of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, the Administrative Agent and each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed First Amendment Effective Date specifying its objection thereto.

4. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Authorization of Amendments. The execution and delivery of this Amendment and the Term Loan Notes by the Borrower and the performance by the Borrower of the Term Loan Notes and the Amended Credit Agreement: (i) are within the corporate power of the Borrower and (ii) have been duly authorized by all necessary corporate or other organizational actions on the part of the Borrower.

(b) Enforceability. Each of this Amendment, the Amended Credit Agreement and the Term Loan Notes has been duly executed and delivered by the Borrower, and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c) Non-Contravention. The execution, delivery and performance by the Borrower of this Amendment, the Amended Credit Agreement and the Term Loan Notes do not (i) violate any Requirement of Law included in clause (a) of the definition thereof or, in any material respect, any Requirement of Law included in clause (b) of the definition thereof, in each case, applicable to the Borrower or any of its Subsidiaries; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of the Borrower; (iii) result in, or require, the creation or imposition of any Lien upon any property or revenue of the Borrower (except such Liens as may be created in favor of the Administrative Agent for the benefit of the Lenders pursuant to this Amendment or the other Loan Documents); (iv) result in a revocation, termination or other material restriction on any licenses that would have a Material Adverse Effect or (v) violate in any material respect any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject.

3

(d) Governmental Consents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or other Person is required in connection with the execution and delivery of this Amendment by the Borrower, or the performance or consummation of the transactions contemplated hereby, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

(e) Representations and Warranties. The Borrower represents and warrants that as of the First Amendment Effective Date and after giving effect to this Amendment (i) the representations and warranties of the Borrower set forth in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date) and (ii) no Default or Event of Default has occurred and is continuing.

5. Miscellaneous.

(a) Reference to and Effect on the Credit Agreement and the other Loan Documents. Except as specifically set forth in this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower in all respects. The execution and delivery of this Amendment and performance of the Amended Credit Agreement shall not, except as expressly provided herein, constitute a waiver or amendment of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or the Lender Parties under, the Credit Agreement or any of the other Loan Documents.

(b) Expenses. The Borrower acknowledges that all reasonable costs and expenses of the Administrative Agent incurred in connection with this Amendment will be paid by the Borrower in accordance with Section 10.5 of the Amended Credit Agreement.

(c) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart. The provisions of Section 10.8 of the Amended Credit Agreement are hereby incorporated by reference, mutatis mutandis.

(e) Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

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6. Loan Documents. This Amendment is a Loan Document as defined in the Amended Credit Agreement, and the provisions of the Amended Credit Agreement generally applicable to Loan Documents are applicable hereto and incorporated herein by this reference.

[This Space Intentionally Left Blank]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

FAIR ISAAC CORPORATION,
a Delaware corporation

By:	/s/ Thomas J. Colling
Name:	Thomas J. Colling
Title:	Treasurer

Fair Isaac Corporation

First Amendment to Third Amended and Restated Credit Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and a Lender

By:	/s/ Brian Buck
Name:	Brian Buck
Title:	Managing Director

Fair Isaac Corporation

First Amendment to Third Amended and Restated Credit Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Sebastian Szendzielorz
Name:	Sebastian Szendzielorz
Title:	Senior Vice President

Fair Isaac Corporation

First Amendment to Third Amended and Restated Credit Agreement

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Vicky Tooma
Name:	Vicky Tooma
Title:	Vice President

Fair Isaac Corporation

First Amendment to Third Amended and Restated Credit Agreement

Signature Page

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Aaron Marks
Name:	Aaron Marks
Title:	Senior Vice President

Fair Isaac Corporation

First Amendment to Third Amended and Restated Credit Agreement

Signature Page

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Mike Tkach
Name:	Mike Tkach
Title:	Authorized Signatory

Fair Isaac Corporation

First Amendment to Third Amended and Restated Credit Agreement

Signature Page

ANNEX A

SCHEDULE 1.1A

COMMITMENTS

Name of Lender	Revolving Commitment	Term Loan Commitment
Wells Fargo Bank, National Association	$312,500,000.00	$468,750,000
Bank of America, N.A.	$312,500,000.00	$187,500,000
HSBC Bank USA, National Association	$125,000,000.00	$187,500,000
The Toronto-Dominion Bank, New York Branch	$125,000,000.00	$468,750,000
U.S. Bank National Association	$125,000,000.00	$187,500,000

Total	$1,000,000,000.00	$1,500,000,000.00

ANNEX B

EXHIBIT A

[See attached.]

EXHIBIT A

NOTICE OF BORROWING/CONTINUATION

[Date]

Wells Fargo Bank, National Association,

as the Administrative Agent

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention of: Syndication Agency Services

Facsimile No.: (844) 879-5899

Email: Agencyservices.requests@wellsfargo.com

1. Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of May 13, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fair Isaac Corporation, a Delaware corporation (the “Borrower”); the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”); and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

Notice of Borrowing:

2. Pursuant to Section 2.2 of the Credit Agreement, the Borrower hereby irrevocably requests a borrowing of [Revolving Loans][an Incremental Term Loan][the Initial Term Loan] (an “Incremental Loan Borrowing”) upon the following terms:

(a) The principal amount of the requested Incremental Loan Borrowing is to be $   ;

(b) The requested Incremental Loan Borrowing is to consist of [ABR][Term SOFR][Daily Simple SOFR] Loans;

(c) If the requested Incremental Loan Borrowing is to consist of Term SOFR Loans, the initial Interest Period for such Loans will be    month[s]; and

(d) The date of the requested Incremental Loan Borrowing is to be     ,   .

3. The Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date of this Notice of Borrowing/Continuation and after giving effect to the requested Incremental Loan Borrowing:

(a) Each of the representations and warranties made by the Borrower in the Credit Agreement that does not contain a materiality or Material Adverse Effect qualification is true and correct in all material respects on and as of the date hereof, and each of the representations and warranties made by the Borrower in the Credit Agreement that contains a materiality or Material Adverse Effect qualification is true and correct in all respects on and as of the date hereof (or, to the extent such representations and warranties specifically relate to an earlier date, such representations and warranties were true and correct in all material respects, or true and correct in all respects, as the case may be, as of such earlier date); and

(b) No Default or Event of Default has occurred and is continuing.

4. Please disburse the proceeds of the requested Incremental Loan Borrowing to:

Notice of Continuation:

5. Pursuant to Section 2.8(b) of the Credit Agreement, the Borrower hereby irrevocably selects a new Interest Period for a borrowing of [Revolving Loans][Incremental Term Loan][the Initial Term Loan] (a “Continued Loan Borrowing”) as follows:

(a) The Continued Loan Borrowing to be continued consists of [“Term SOFR Loans” or “Daily Simple SOFR Loans”] in the aggregate principal amount of $    which were last advanced or continued on    ,    ; [and]

[Use clauses (b) and (c) below for continuation of Term SOFR Loans]

(b) The last day of the current Interest Period for such [Revolving Loans][Incremental Term Loan][Initial Term Loan] is    ,    ; and

(c) The next Interest Period for such [Revolving Loans][Incremental Term Loan][Initial Term Loan] commencing upon the last day of the current Interest Period is to be    month[s].

[Use clause (d) below for continuation of Daily Simple SOFR Loans]

(d) The current Interest Payment Date for such [Revolving Loans][Incremental Term Loan][Initial Term Loan] is    ,    .

A-2

IN WITNESS WHEREOF, the Borrower has executed this Notice of Borrowing/Continuation on the date first set forth above.

FAIR ISAAC CORPORATION,
a Delaware corporation

By:
Name:
Title:

Notice of Borrowing/Continuation

EXHIBIT C

NOTICE OF CONVERSION

[Date]

Wells Fargo Bank, National Association,

as the Administrative Agent

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention of: Syndication Agency Services

Facsimile No.: (844) 879-5899

Email: Agencyservices.requests@wellsfargo.com

1. Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of May 13, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fair Isaac Corporation, a Delaware corporation (the “Borrower”); the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”); and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.8(a) of the Credit Agreement, the Borrower hereby irrevocably requests to convert a borrowing of [Revolving Loans][Incremental Term Loan][Initial Term Loan] (a “Borrowing”) as follows:

(a) The Borrowing to be converted consists of [ABR][Term SOFR][Daily Simple SOFR] Loans in the aggregate principal amount of $   which were initially advanced to the Borrower on    ,    ;

(b) The [Revolving Loans][Incremental Term Loan][Initial Term Loan] in the Borrowing are to be converted into [ABR][Term SOFR][Daily Simple SOFR] Loans; [and]

(c) [If such [Revolving Loans][Incremental Term Loan][Initial Term Loan] are to be converted into Term SOFR Loans, the initial Interest Period for such [Revolving Loans][Incremental Term Loan][Initial Term Loan] commencing upon conversion will be    month[s]; and]

(d) The date of the requested conversion is to be    ,    .

C-1

IN WITNESS WHEREOF, the Borrower has executed this Notice of Conversion on the date first set forth above.

FAIR ISAAC CORPORATION,
a Delaware corporation

By:
Name:
Title:

Notice of Conversions

ANNEX C

EXHIBIT J

[See attached.]

EXHIBIT J

FORM OF TERM LOAN NOTE

     ,

FOR VALUE RECEIVED, Fair Isaac Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of      (the “Lender”), the principal amount of each Term Loan made by the Lender to Borrower pursuant to the Credit Agreement referred to below, on or before the Term Loan Maturity Date specified in the Credit Agreement; and to pay interest on the unpaid principal amount of each Term Loan, at the rates and on the dates provided in the Credit Agreement.

The Borrower shall make all payments hereunder, for the account of the Lender’s applicable lending office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

The Borrower hereby authorizes the Lender to record on the schedule(s) annexed to this note the date and amount of each Term Loan and of each payment or prepayment of principal made by the Borrower and agrees that all such notations shall be conclusive absent manifest error of the matters noted; provided, however, that the failure of the Lender to make, or any error by the Lender in making, any such notation shall not affect the Borrower’s obligations hereunder.

This note is one of the Term Loan Notes referred to in the Third Amended and Restated Credit Agreement, dated as of May 13, 2025, among the Borrower, the Lender and the other financial institutions from time to time parties thereto and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders, Issuing Lender and Swingline Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). This note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

The transfer, sale or assignment of any rights under or interest in this note is subject to certain restrictions contained in the Credit Agreement, including Section 10.6 thereof.

The Borrower shall pay all reasonable fees and expenses, including attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrower’s obligations hereunder not performed when due. The Borrower hereby waives notice of presentment, demand, protest or notice of any other kind. This note shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.

FAIR ISAAC CORPORATION, a Delaware corporation

By:
Name:
Title:

J-2

LOANS AND PAYMENTS OF PRINCIPAL

Date	Type of Loan	Amount of Loan	Interest Period Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

J-3

ANNEX D

AMENDED CREDIT AGREEMENT

[See attached.]

~~EXECUTION VERSION~~ANNEX D

Published CUSIP Number:	30325CAL2
Revolving Loan CUSIP Number:	30325CAM0
Term Loan CUSIP Number:	30325CAN8

$~~1,000,000,000~~2,500,000,000

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

(as amended by the First Amendment to Third Amended and Restated Credit Agreement dated as of

June 5, 2026)

among

FAIR ISAAC CORPORATION,

as Borrower,

The Several Lenders from Time to Time Parties Hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

Dated as of May 13, 2025

WELLS FARGO SECURITIES, LLC and BofA SECURITIES, INC.,

as Global Coordinators, Joint Lead Arrangers and

Joint Bookrunners for the Revolving Loan Facility

WELLS FARGO SECURITIES, LLC and TD SECURITIES (USA), LLC,

as Global Coordinators, Joint Lead Arrangers and

Joint Bookrunners for the Initial Term Loan

Page

SECTION 1 GENERAL		1

1.1	Defined Terms	1

1.2	Other Definitional Provisions	~~22~~24

1.3	Rounding	~~23~~24

1.4	Reference to and Effect on the Existing Credit Agreement and the other Loan Documents	~~23~~24

1.5	Rates	~~24~~25

1.6	Divisions	~~24~~25

SECTION 2 AMOUNT AND TERMS OF COMMITMENTS AND LOANS		~~25~~26

2.1	Commitments	~~25~~26

2.2	Procedure for Revolving Loan Borrowing	~~25~~26

2.3	Swingline Commitment	~~25~~26

2.4	Procedure for Swingline Borrowing; Refunding of Swingline Loans	~~26~~27

2.5	Commitment Fees, Other Fees	~~27~~28

2.6	Termination or Reduction of Commitments	~~28~~29

2.7	Optional Prepayments	~~28~~29

2.8	Conversion and Continuation Options	~~28~~29

2.9	Limitations on SOFR Tranches	~~29~~30

2.10	Interest Rates and Payment Dates	~~29~~30

2.11	Computation of Interest and Fees	~~30~~31

2.12	Changed Circumstances	~~30~~31

2.13	Pro Rata Treatment and Payments; Notes	~~32~~33

2.14	Requirements of Law	~~34~~35

2.15	Taxes	~~35~~36

2.16	Indemnity	~~37~~38

2.17	Change of Lending Office	~~37~~38

2.18	Replacement of Lenders	~~37~~39

2.19	Optional Increase	~~38~~39

2.20	Initial Term Loan	42

2.21	Procedure for Advance of Term Loans	42

2.22	Repayment of Term Loans	43

2.23	Optional Prepayments of Term Loans	43

i

(continued)

Page

SECTION 3 LETTERS OF CREDIT		~~41~~44

3.1	L/C Commitment	~~41~~44

3.2	Procedure for Issuance of Letters of Credit	~~42~~44

3.3	Fees and Other Charges	~~42~~44

3.4	L/C Participations	~~42~~45

3.5	Reimbursement Obligation of the Borrower	~~43~~46

3.6	Obligations Absolute	~~44~~46

3.7	Letter of Credit Payments	~~44~~47

3.8	Applications	~~45~~47

3.9	Actions of Issuing Lender	~~45~~47

3.10	Borrower’s Indemnification	~~45~~47

3.11	Lenders’ Indemnification	~~45~~48

3.12	Claims Against Issuing Lender	~~46~~48

3.13	Cash Collateral	~~46~~48

SECTION 4 REPRESENTATIONS AND WARRANTIES		~~47~~49

4.1	Financial Condition	~~47~~49

4.2	No Material Adverse Effect	~~47~~49

4.3	Existence; Compliance With Law	~~47~~50

4.4	Power; Authorization; Enforceable Obligations	~~47~~50

4.5	No Legal Bar	~~48~~50

4.6	Litigation	~~48~~50

4.7	No Default	~~48~~50

4.8	Taxes	~~48~~51

4.9	Federal Regulations	~~48~~51

4.10	ERISA	~~48~~51

4.11	Investment Company Act; Other Regulations	~~49~~51

4.12	Environmental Matters	~~49~~51

4.13	Accuracy of Information, Etc.	~~50~~52

4.14	Regulatory Matters	~~50~~53

4.15	Burdensome Contractual Obligations, Etc.	~~50~~53

4.16	Foreign Assets Control, Etc.	~~50~~53

4.17	Solvency	~~51~~53

4.18	Insurance	~~51~~53

(continued)

Page

SECTION 5 CONDITIONS PRECEDENT		~~51~~54

5.1	Conditions to the Effective Date	~~51~~54

5.2	Conditions to Each Credit Event	~~52~~55

SECTION 6 AFFIRMATIVE COVENANTS		~~53~~56

6.1	Financial Statements	~~53~~56

6.2	Certificates; Other Information	~~54~~56

6.3	Payment of Taxes	~~54~~57

6.4	Maintenance of Existence; Compliance	~~54~~57

6.5	Maintenance of Property; Insurance	~~55~~57

6.6	Inspection of Property; Books and Records; Discussions	~~55~~57

6.7	Notices	~~55~~58

6.8	Maintenance of Licenses, Etc	~~56~~58

6.9	More Favorable Debt Covenants	~~56~~58

6.10	Use of Proceeds	~~56~~58

6.11	Subsidiary Guarantors	~~56~~59

SECTION 7 NEGATIVE COVENANTS		~~57~~59

7.1	Total Leverage Ratio	~~57~~59

7.2	[Reserved]	~~57~~60

7.3	Change in Business	~~57~~60

7.4	Mergers, Acquisitions, Etc.	~~57~~60

7.5	Liens	~~58~~61

7.6	Subsidiary Debt	~~59~~62

7.7	Distributions	~~59~~62

7.8	Transactions With Affiliates	~~59~~62

7.9	Subsidiary Restrictions	~~59~~62

7.10	Accounting Changes	~~60~~63

7.11	Amendment of Material Documents	~~60~~63

7.12	Foreign Assets Control, Etc.	~~60~~63

7.13	ERISA	~~60~~63

(continued)

Page

SECTION 8 EVENTS OF DEFAULT		~~61~~64

SECTION 9 THE AGENTS		~~63~~66

9.1	Appointment	~~63~~66

9.2	Delegation of Duties	~~64~~66

9.3	Exculpatory Provisions	~~64~~66

9.4	Reliance by Administrative Agent	~~64~~67

9.5	Notice of Default	~~64~~67

9.6	Non-Reliance on Agents and Other Lenders	~~65~~67

9.7	Indemnification	~~65~~68

9.8	Agent in Its Individual Capacity	~~66~~68

9.9	Successor Administrative Agent	~~66~~68

9.10	Global Coordinators, Lead Arrangers and Joint Bookrunners	~~66~~69

9.11	Certain ERISA Matters	~~67~~69

9.12	Erroneous Payments	~~68~~70

SECTION 10 MISCELLANEOUS		~~69~~72

10.1	Amendments and Waivers	~~69~~72

10.2	Notices	~~71~~74

10.3	No Waiver; Cumulative Remedies	~~73~~76

10.4	Survival of Representations and Warranties	~~73~~76

10.5	Payment of Expenses and Taxes	~~73~~76

10.6	Successors and Assigns; Participations and Assignments	~~74~~77

10.7	Adjustments; Set-off	~~77~~80

10.8	Counterparts; Electronic Execution	~~78~~80

10.9	Severability	~~79~~81

10.10	Integration	~~79~~81

10.11	Governing Law	~~79~~82

10.12	Submission to Jurisdiction; Waivers	~~79~~82

10.13	Acknowledgements	~~79~~82

10.14	Confidentiality	~~80~~82

10.15	WAIVERS OF JURY TRIAL	~~80~~83

10.16	USA Patriot Act	~~80~~83

10.17	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~80~~83

10.18	Acknowledgement Regarding Any Supported QFCs	~~81~~84

SCHEDULES:

1.1A	Commitments

7.5(a)	Existing Liens

EXHIBITS:

A	Notice of Borrowing/Continuation

B	Notice of Swingline Borrowing

C	Notice of Conversion

D	~~Notice of Continuation~~[Reserved]

E	Form of Compliance Certificate

F-1	Form of Secretary’s Certificate

F-2	Form of Closing Certificate

G	Form of Assignment and Assumption

H	Form of Revolving Loan Note

I	Form of Swingline Note

J	Form of Term Loan Note

v

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of May 13, 2025, is entered into by and among FAIR ISAAC CORPORATION, a Delaware corporation (the “Borrower”); the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”); and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent (in such capacity, together with any successor thereto, the “Administrative Agent”).

WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent previously entered into that certain Second Amended and Restated Credit Agreement dated as of August 19, 2021 (as amended prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Lenders under the Existing Credit Agreement provided certain credit facilities to the Borrower.

WHEREAS, certain of the Lenders under the Existing Credit Agreement have agreed to amend and restate the Existing Credit Agreement as follows.

WHEREAS, certain additional Lenders that were not a party to the Existing Credit Agreement have agreed to enter into this Agreement.

WHEREAS, the Borrower has requested that the Lenders make available to it the credit facilities described herein.

WHEREAS, the Lenders are willing to make available the credit facilities described herein upon and subject to the terms and conditions set forth herein.

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1

GENERAL

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% and (c) Daily Simple SOFR in effect on such day plus 1% (provided that clause (c) shall not be applicable during any period in which Daily Simple SOFR is unavailable or unascertainable). For purposes hereof, “Base Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its base rate in effect at its principal office in San Francisco, California (the Base Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Base Rate, the Federal Funds Effective Rate or Daily Simple SOFR shall be effective as of the opening of business on the effective day of such change in the Base Rate, the Federal Funds Effective Rate or Daily Simple SOFR, respectively.

Each calculation by the Administrative Agent of the ABR shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, in no event shall the ABR be less than 0%.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Acquired Portion”: as defined in Section 2.19(e).

“Acquisition Step Up”: as defined in Section 7.1.

“Administrative Agent”: as defined in the preamble hereto and any successor in accordance with the terms and conditions of Section 9.9.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person’s officers, directors, managers, joint venturers and partners; provided, however, that in no case shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower for purposes of this Agreement. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agents”: the collective reference to the Lead Arrangers and the Administrative Agent.

“Agreement”: as defined in the preamble hereto.

“Anti-Corruption Laws”: as defined in Section 4.16(b).

“Anti-Terrorism Law”: each of: (a) the Executive Order; (b) the Patriot Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956 & 1957; and (d) any other governmental rule now or hereafter enacted to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism, including, without limitation, economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State, or (ii) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”).

“Applicable Margin”: (a) in the case of interest calculable with respect to each ABR Loan, the percentage per annum set forth in the column headed “Applicable Margin for ABR Loans” opposite the applicable Tier level below, (b) in the case of interest calculable with respect to each SOFR Loan, the percentage per annum set forth in the column headed “Applicable Margin for SOFR Loans” opposite the applicable Tier level below, and (c) in the case of the Commitment Fee, the percentage per annum set forth in the column headed “Commitment Fee Rate” opposite the applicable Tier level below:

If such Loan is a Revolving Loan:

Level	Total Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for SOFR Loans	Commitment Fee Rate
1	≤1.25	0.000%	1.000%	0.175%
2	> 1.25 and ≤2.00	0.125%	1.125%	0.200%
3	> 2.00 and ≤2.75	0.250%	1.250%	0.250%
4	> 2.75 and ≤3.25	0.500%	1.500%	0.300%
5	>3.25 and ≤3.50	0.750%	1.750%	0.300%
6	>3.50	1.000%	2.000%	0.300%

If such Loan is an Initial Term Loan:

Level	Total Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for SOFR Loans
1	≤3.00	0.500%	1.500%
2	> 3.00 and ≤3.50	0.750%	1.750%
3	> 3.50 and ≤4.00	1.000%	2.000%
4	> 4.00	1.250%	2.250%

Any increase or decrease in the Applicable Margin and Commitment Fee Rate resulting from a change in the Total Leverage Ratio shall become effective as of the fifth Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.2; provided, however, that if no Compliance Certificate is delivered when due in accordance with such Section, then Tier ~~5~~ 6 (in the case of Revolving Loans) and Tier 4 (in the case of the Initial Term Loan) shall apply as of the date of the failure to deliver such Compliance Certificate until the fifth Business Day after the date the Borrower delivers such Compliance Certificate in form and substance acceptable to the Administrative Agent and thereafter the Applicable Margin and the Commitment Fee Rate shall be based on the Total Leverage Ratio indicated on such Compliance Certificate until such time as further adjusted as set forth in this definition. The Applicable Margin and Commitment Fee Rate for Revolving Loans shall be based on Tier ~~3~~6 until the first Compliance Certificate is delivered following the fiscal quarter ending June 30, ~~2025.~~ 2026. The Applicable Margin for the Initial Term Loan shall be based on Tier 4 until the first Compliance Certificate is delivered following the fiscal quarter ending June 30, 2026.

Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 6.1 or 6.2(a) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall promptly (and in any case within five (5) Business Days) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Total Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall promptly (and in any case within five (5) Business Days) and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.13. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 2.10(c) and 8 nor any of their other rights under this Agreement or any other Loan Document. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

“Application”: an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

“Assignee”: as defined in Section 10.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit G.

“Available Commitment”: as to any Lender at any time, an amount equal to (a) such Lender’s Commitment then in effect minus (b) such Lender’s Extensions of Credit (other than Term Loans) then outstanding.

“Available Tenor”: as of any date of determination and with respect to any then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(c)(iv).

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark”: initially, Daily Simple SOFR or Term SOFR, as applicable; provided that if a Benchmark Transition Event has occurred with respect to Daily Simple SOFR or Term SOFR, as applicable, or the applicable then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(c)(i).

“Benchmark Replacement”: with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to such then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment”: with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date”: the earliest to occur of the following events with respect to any then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor (if applicable) of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: the occurrence of one or more of the following events with respect to any then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors (if applicable) of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or if such Benchmark is a term rate, all Available Tenors (if applicable) of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors (if applicable) of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors (if applicable) of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors (if applicable) of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date”: in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period”: with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(c).

“Beneficial Owner”: as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), notwithstanding the provisions of Rule 13d-3(d)(1)(i)(A) and (B), such “person” will not be deemed to have beneficial ownership of any securities that such “person” has the right to acquire by conversion of other securities or the exercise of any option, warrant or right, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 CFR § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefitted Lender”: as defined in Section 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make a Loan hereunder.

“Business”: as defined in Section 4.12(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California, Minneapolis, Minnesota, or New York City are authorized or required by law to close.

“Capital Leases”: subject to Section 1.2(a), any and all lease obligations that, in accordance with GAAP, are required to be accounted for as a finance lease on the books of a lessee.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Collateralize”: to pledge and deposit with or deliver to the Administrative Agent, for its own benefit and for the benefit of the Issuing Lender, the Swingline Lender and/or the Lenders, as applicable, as collateral subject to a first priority, perfected security interest securing the Obligations or the obligations of a Defaulting Lender, as applicable, cash or deposit account balances in an amount equal to the L/C Obligations, Obligations in respect of Swingline Loans or obligations of a Defaulting Lender, as applicable, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Lender or the Swingline Lender, as applicable (which documents are hereby consented to by the Lenders). Derivatives of such term shall have a corresponding meaning.

“Change of Control”: with respect to any Person, an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the Beneficial Owner, directly or indirectly, of 30% or more of the Capital Stock of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person.

“Change of Law”: the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted, implemented or issued.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Commitment Fee”: as defined in Section 2.5.

“Commitment Fee Rate”: with respect to the Revolving Loans at any time, the per annum percentage which is used to calculate Commitment Fees for such Commitments determined pursuant to the definition of Applicable Margin.

“Commitment Period”: the period from and including the Effective Date to the Termination Date.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Communications”: as defined in Section 10.2(c).

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit E.

“Conduit Lender”: any special purpose entity organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall be (a) entitled to receive any greater amount pursuant to Section 2.14, 2.15, 2.16 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) deemed to have any Commitment.

“Conforming Changes”: with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Covered Entities”: collectively, (a) the Borrower and its Subsidiaries and all guarantors and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Event”: as defined in Section 5.2.

“Daily Simple SOFR”: for any day (a “Simple SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (i) if such Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Simple SOFR Rate Day or (ii) if such Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive Simple SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Loan”: any Loan bearing interest at a rate based on Daily Simple SOFR (other than pursuant to the Daily Simple SOFR component of the definition of “ABR”), as provided in Section 2.1~~(a)~~ and Section 2.20.

“Decreasing Lender”: as defined in Section 2.19(e).

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: (a) a Lender that has failed to fund its portion of any Loan or any participations in Letters of Credit or Swingline Loans that it is required to fund under this Agreement and has continued in such failure for two Business Days after written notice from the Administrative Agent unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with the applicable default, shall be specifically identified in such writing) has not been satisfied, (b) a Lender which has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute, (c) a Lender which has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) has not or cannot be satisfied), (d) a Lender which has failed within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (e) has become the subject of a Bail-In Action or has a direct or indirect parent company that has become the subject of a Bail-In Action or (f) a Lender (or the entity that controls such Lender) which has been deemed insolvent or become the subject of a receivership, bankruptcy or insolvency proceeding, provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. For the purpose of this definition, “control” of a Lender shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (f) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swingline Lender and each Lender.

“Designated Person”: any Person who (a) is the subject of any Sanctions, (b) (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order or any related legislation or any other similar executive order(s) or (ii) engages in any dealings or transactions prohibited by Section 2 of the Executive Order or is otherwise associated with any such Person in any manner violative of Section 2 of the Executive Order or (c) (i) is an agency of the government of a country, (ii) an organization controlled by a country, or (iii) a Person resident, located or organized in a country or territory that is the subject of Sanctions.

“Distributions”: dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of Capital Stock of any Person or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as “phantom stock” payments, where the amount is calculated with reference to the fair market or equity value of any Person), but excluding dividends payable solely in Capital Stock of any Person.

“Dollars” and “$”: dollars in lawful currency of the United States.

“EBITDA”: for any four consecutive fiscal quarter period, (a) the net income of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, consistently applied for such period, plus (b) to the extent deducted in determining such net income for such period, the sum of the following for such period: (i) Interest Expense for such period, (ii) income tax expense for such period (iii) depreciation and amortization for such period, (iv) the aggregate amount of extraordinary, non-operating or non-cash charges for such period, and (v) an amount equal to the non-cash, share-based compensation deducted in accordance with SFAS 123(R) minus (c) the aggregate amount of extraordinary, non-operating or non-cash income during such period. Pro forma credit shall be given for the EBITDA of any companies (or identifiable business units or divisions) (i) acquired by the Borrower in accordance with the terms of this Agreement as if owned on the first day of the applicable period, and (ii) sold, transferred or otherwise disposed of in accordance with the terms of this Agreement during any period will be treated as if not owned during the entire applicable period.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Amount”: (a) with respect to Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to (i) any borrowings and prepayments or repayments of Revolving Loans and Swingline Loans and (ii) with respect to Swingline Loans, any risk participation among the Lenders, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any issuance, amendment, extension, renewal or increase of any Letter of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Effective Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied or waived.

“Electronic Record”: the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature”: the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Assignee”: (a) a Lender; (b) an Affiliate of a Lender; (c) any Person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business to the extent such Person is administered or managed by: (i) a Lender; (ii) an Affiliate of a Lender; or (iii) a Person or an Affiliate of a Person that administers or manages a Lender; and (d) any other Person approved by the Administrative Agent, the Swingline Lender and Issuing Lender; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, any Affiliate or Subsidiary of the Borrower, any Defaulting Lender or any Affiliate of any Defaulting Lender or any natural person.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“Equity Securities” of any Person: (a) all common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Erroneous Payment”: as defined in Section 9.12(a).

“Erroneous Payment Deficiency Assignment” : as defined in Section 9.12(d).

“Erroneous Payment Impacted Loans” : as defined in Section 9.12(d).

“Erroneous Payment Return Deficiency” : as defined in Section 9.12(d).

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: Securities Exchange Act of 1934, as amended.

“Executive Order”: Executive Order No. 13224 on Terrorist Financings:—Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on 23rd September, 2001, as amended by Order No. 13268 and as further amended after the date hereof.

“Existing Credit Agreement”: as defined in the recitals hereto.

“Extensions of Credit”: as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Percentage of the L/C Obligations then outstanding ~~and~~, (c) such Lender’s Percentage of the aggregate principal amount of Swingline Loans then outstanding and (d) the aggregate principal amount of all Term Loans held by such Lender then outstanding.

“FASB ASC”: Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter”: collectively, (a) the letter agreement dated as of August 2, 2021, between the Borrower and Wells Fargo Securities, LLC regarding certain fees payable by the Borrower to the Administrative Agent as expressly indicated therein, (b) the letter agreement dated as of March 25, 2025, between the Borrower and the Lead Arrangers regarding certain fees payable by the Borrower to the Administrative Agent and the Lead Arrangers as expressly indicated therein and (c) each other letter agreement between the Borrower and any other arranger or agent hereunder.

“Fee Payment Date”: (a) the last day of each calendar quarter during the Commitment Period, (b) the last day of the Commitment Period and (c) the last day of each calendar quarter after the last day of the Commitment Period, so long as any principal amount of the Loans or any Reimbursement Obligations remain outstanding after the last day of the Commitment Period.

“First Amendment Effective Date”: June 5, 2026.

“Floor”: a rate of interest equal to 0%.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States and, except as noted below, determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1. In the event that any “Change in Accounting Principles” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then, upon the request of the Borrower or the Administrative Agent, the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Change in Accounting Principles with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Change in Accounting Principles as if such Change in Accounting Principles had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Change in Accounting Principles had not occurred. “Change in Accounting Principles” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or any successor thereto, the SEC or, if applicable, the Public Company Accounting Oversight Board.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof or (e) to reimburse or indemnify an issuer of a letter of credit, surety bond or guarantee issued by such issuer in respect of primary obligations of a primary obligor other than the Borrower or any Subsidiary; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation.

“Increase Effective Date”: as defined in Section 2.19(d).

“Increasing Lenders”: as defined in Section 2.19(a).

“Incremental Increase”: as defined in Section 2.19(a).

“Incremental Term Loan”: as defined in Section 2.19(a).

“Indebtedness”: of any Person at any date, without duplication, (a) all obligations of such Person for borrowed money (including convertible notes), (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business that are payable on terms customary in the trade), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements (other than reimbursement obligations, which are not due and payable on such date, in respect of documentary letters of credit issued to provide for the payment of goods and services in the ordinary course of business), (f) net mark to market exposures under Swap Agreements and other financial contracts, other than the use of short-term hedges for risk management purposes, (g) off-balance sheet liabilities, including synthetic leases, but excluding operating leases as defined by GAAP, (h) all obligations of such Person under Capital Leases, (i) indebtedness attributable to permitted securitization transactions, (j) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on a consolidated balance sheet (subject to Section 1.2(a) below), (k) all Guarantee Obligations or contingent obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (j) above, and (l) all obligations of the kind referred to in clauses (a) through (k) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided, that if such Person is not liable for such obligation, the amount of such Person’s Indebtedness with respect thereto shall be deemed to be the lesser of the stated amount of such obligation and the value of the property subject to such Lien). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Industrial Loan Corporation”: a financial institution chartered under the laws of any state as an industrial bank, industrial loan and thrift, or industrial loan company, or any other Person contemplated by 15 U.S.C. 1679(a)(3)(b)(iii), that is not subject to regulation under the Bank Holding Company Act.

“Initial Term Loan”: means the term loan made, or to be made, to the Borrower by the Term Loan Lenders pursuant to Section 2.20. The aggregate principal amount of the Initial Term Loan on the First Amendment Effective Date shall be $1,500,000,000 and the principal amount of the Initial Term Loan amount of each Term Loan Lender as of the First Amendment Effective Date is set forth opposite the name of such Term Loan Lender on Schedule 1.1A.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Interest Expense”: for any period, total interest expense for such period determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date”: (a) as to any ABR Loan or Daily Simple SOFR Loan, the last day of each calendar quarter to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Term SOFR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Term SOFR Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any SOFR Loan, the date of any repayment or prepayment made in respect thereof, and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period”: as to any Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, in each case as selected by the Borrower in its Notice of Borrowing~~,~~/Continuation or Notice of Conversion ~~or Notice of Continuation~~ and subject to availability; provided that:

(i) the Interest Period shall commence on the date of advance of or conversion to any Term SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii) no Interest Period shall extend beyond the Termination Date or the Term Loan Maturity Date, as applicable, and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make the quarterly principal installment payments pursuant to Section 2.22 without payment of any amounts pursuant to Section 2.16;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(iv) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day; and

(v) no tenor that has been removed from this definition pursuant to Section 2.12(c)(iv) shall be available for specification in any Notice of Borrowing~~,~~/Continuation or Notice of Conversion ~~or Notice of Continuation~~.

“Issuing Lender”: Wells Fargo in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“Lead Arrangers”: collectively, (a) Wells Fargo Securities, LLC and BofA Securities, Inc., in their capacity as joint lead arrangers and joint bookrunners with respect to the Revolving Credit Facility and (b) Wells Fargo Securities, LLC and TD Securities (USA), LLC, in their capacity as joint lead arrangers and joint bookrunners with respect to the Initial Term Loan.

“L/C Commitment”: $10,000,000.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under issued Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants”: in respect of any Letter of Credit, the collective reference to all the Revolving Loan Lenders other than the Issuing Lender that issued such Letter of Credit.

“Lenders”: as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Letters of Credit”: as defined in Section 3.1.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made by any Lender pursuant to this Agreement, including Swingline Loans ~~and~~, Revolving Loans and Term Loans.

“Loan Documents”: this Agreement, the Notes, the Fee Letter and the Applications, in each case, including any amendment, waiver, supplement or other modification to any of the foregoing.

“Marketable Securities”: any of the following:

(a) Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America or obligations of any agency of the United States of America to the extent such obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

(b) Certificates of deposit, time or demand deposit accounts or bankers acceptances maturing within one year from the date of acquisition thereof issued by a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Lender, provided that (i) such deposits or bankers acceptances are denominated in Dollars, (ii) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000 and (iii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by S&P or P-1 (or its equivalent) by Moody’s;

(c) Open market commercial paper maturing within 360 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States of America or a state thereof, provided such commercial paper is rated at least A-1 (or its equivalent) by S&P or P-1 (or its equivalent) by Moody’s;

(d) Any repurchase agreement entered into with a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Lender, provided that (i) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000, (ii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by S&P or P-1 (or its equivalent) by Moody’s, (iii) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clause (a), (b) or (c) above and (iv) such security or instrument so securing the repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations;

(e) shares of any money market mutual or similar fund that has all or at least 95% of its assets invested continuously in investments satisfying the requirements of clauses (a) through (d) of this definition;

(f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody’s; and

(g) other marketable securities entered into in compliance with the investment policies of the Borrower delivered to the Administrative Agent prior to the Effective Date and any modifications to such investment policies after such date approved by the Administrative Agent.

“Material Adverse Effect”: any event or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the assets, liabilities, financial condition, businesses or operations of the Borrower and its Subsidiaries (taken as a whole); (b) the ability of the Borrower to pay or perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents; (c) the rights and remedies of the Administrative Agent, the Issuing Lender or any Lender under this Agreement, the other Loan Documents or any related document, instrument or agreement; or (d) the validity or enforceability of any of the Loan Documents.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Moody’s”: Moody’s Investors Service, Inc.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Lender”: as defined in Section 2.19(b).

“Non-Excluded Taxes”: as defined in Section 2.15(a).

“Non-U.S. Lender”: as defined in Section 2.15(d).

“Notes”: the collective reference to the Revolving Loan Notes, the Term Loan Notes and the Swingline Note.

“Notice of Borrowing/Continuation”: as defined in Section 2.2.

~~“Notice of Continuation”: as defined in Section 2.8(b).~~

“Notice of Conversion”: as defined in Section 2.8(a).

“Notice of Swingline Borrowing”: as defined in Section 2.4(a).

“Notification”: as defined in Section 10.2(d).

“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent, the Issuing Lender or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, the Issuing Lender or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“Other Borrower Debt Agreements”: (a) the Senior Notes, and (b) any agreement or instrument, entered into individually or in concert or in connection with any other agreement or instrument, creating, evidencing or having borrowing capacity of Indebtedness outstanding of the Borrower equal to or greater than $100,000,000 in the aggregate.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant”: as defined in Section 10.6(c).

“Patriot Act”: as defined in Section 10.16.

“Payment Recipient”: as defined in Section 9.12(a).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Percentage”: as to any Revolving Loan Lender at any time, the percentage which such Lender’s Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided, that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Extensions of Credit, the Percentages shall be determined in a manner designed to ensure that the other outstanding Extensions of Credit (other than Extensions of Credit described in clause (d) of the definition thereof) shall be held by the Lenders on a comparable basis.

“Permitted Acquisition”: as defined in Section 7.4.

“Permitted Liens”: Liens permitted by Section 7.5.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 10.2(c).

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Proposed Target”: as defined in Section 7.4(b).

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Refunded Swingline Loans”: as defined in Section 2.4(b).

“Register”: as defined in Section 10.6(b)(iv).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by the Issuing Lender.

“Relevant Governmental Body”: the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”: at any time, any combination of two or more Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders. In each case, at any time any Lender is a Defaulting Lender, all Defaulting Lenders shall be excluded in determining “Required Lenders” and “Required Lenders” shall mean non-Defaulting Lenders otherwise meeting the criteria set forth in this definition.

“Requirement of Law”: as to any Person, (a) the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and (b) any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: the chief executive officer, president, chief financial officer, treasurer or general counsel of the Borrower, but in any event, with respect to financial matters, the chief financial officer or treasurer of the Borrower.

“Revolving Facility Increase”: as defined in Section 2.19(a).

“Revolving Loan Exposure”: as to any Revolving Loan Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Loan Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Loan Lender”: a Lender with a Commitment.

“Revolving Loan Notes”: as defined in Section 2.13(f).

“Revolving Loans”: as defined in Section 2.1.

“S&P”: Standard & Poor’s Ratings Services.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Senior Notes”: means (a) the $400,000,000 of senior notes issued pursuant to that certain Senior Notes Indenture, dated May 8, 2018, among the Borrower and U.S. Bank National Association, as trustee, (b) the $350,000,000 of senior notes issued pursuant to that certain Senior Notes Indenture, dated December 6, 2019, among the Borrower and U.S. Bank National Association, as trustee (the “2019 Indenture”), (c) the $550,000,000 of senior notes issued pursuant to that certain Supplemental Indenture No. 1 to the 2019 Indenture, dated as of December 17, 2021, among the Borrower and U.S. Bank National Association, as trustee, and (d) $1,500,000,000 of senior notes issued pursuant to that certain Senior Notes Indenture, dated May 13, 2025, among the Borrower and U.S. Bank Trust Company, National Association, as trustee.

“Simple SOFR Determination Day”: the meaning specified in the definition of “Daily Simple SOFR”.

“Simple SOFR Rate Day”: the meaning specified in the definition of “Daily Simple SOFR”.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Loan”: any Loan bearing interest at a rate based on Term SOFR or Daily Simple SOFR.

“SOFR Tranche”: the collective reference to Term SOFR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Solvent”: with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person’s Property would constitute an unreasonably small capital.

“Specified Exchange Act Filings”: the Borrower’s Form 10-K annual report for the year ended September 30, 2024, and each and all of the Form 8-Ks (and to the extent applicable proxy statements) filed by the Borrower with the SEC after September 30, 2024, and prior to the date that is one Business Day before the date of this Agreement.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of Capital Stock having ordinary voting power (other than Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: each Subsidiary which is party to the Subsidiary Guaranty.

“Subsidiary Guaranty”: as defined in Section 6.11.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.3 in an aggregate principal amount at any one time outstanding not to exceed $60,000,000.

“Swingline Lender”: Wells Fargo, in its capacity as the lender of Swingline Loans, or any successor swing line lender hereunder.

“Swingline Loans”: as defined in Section 2.3.

“Swingline Note”: as defined in Section 2.13(g).

“Swingline Participation Amount”: as defined in Section 2.4(c).

“Term Loan Lender”: any Lender holding outstanding Term Loans.

“Term Loan Maturity Date”: (a) with regard to the Initial Term Loans, the first to occur of (i) May 15, 2028, and (ii) the date of acceleration of the Obligations pursuant to Section 8 and (b) with regard to any Incremental Term Loan, the earlier of (i) the maturity date thereof as determined by the applicable Lenders pursuant to Section 2.19 and (ii) the acceleration of the Obligations pursuant to Section 8.

“Term Loan Notes”: as defined in Section 2.13(h).

“Term Loans”: the Initial Term Loans and any Incremental Term Loan, and “Term Loan” means any of such Term Loans.

“Term SOFR”: for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. ~~(Eastern time)~~ on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan”: any Loan bearing interest at a rate based on Term SOFR, as provided in Section  2.1~~(a)~~ and Section 2.20.

“Term SOFR Reference Rate:” the forward-looking term rate based on SOFR.

“Termination Date”: May 13, 2030, or such earlier date as otherwise determined pursuant to Section 2.6.

“Total Commitments”: at any time, $1,000,000,000 or, if such amount is reduced pursuant to Section 2.6, the amount to which so reduced and in effect at such time or, if such amount is increased pursuant to Section 2.19, the amount to which it is increased and in effect at such time.

“Total Credit Exposure”: as to any Lender at any time, the unused Commitments and Revolving Loan Exposure and outstanding Term Loans of such Lender at such time.

“Total Extensions of Credit”: at any time, the aggregate amount of the Extensions of Credit of all Lenders at such time (other than Extensions of Credit described in clause (d) of the definition thereof).

“Total Leverage Ratio”: at the end of any fiscal quarter, the ratio of (a) Indebtedness of the Borrower and its Subsidiaries on a consolidated basis at such time minus the amount of cash and Marketable Securities (valued at fair market value) at such time to (b) EBITDA for the four consecutive quarter period ended as of the end of such fiscal quarter.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan, Term SOFR Loan or Daily Simple SOFR Loan.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States”: the United States of America.

“United States Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any Person in the United States.

“Unused Revolving Commitment”: at any time, the remainder of (a) the Total Commitments at such time minus (b) the sum of the Effective Amount of all Revolving Loans and the Effective Amount of all L/C Obligations outstanding at such time. For the avoidance of doubt, Swingline Loans shall not be counted as Revolving Loans for purposes of determining the amount of Unused Revolving Commitment.

“U.S. Government Securities Business Day”: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.2, 2.7, 2.8 and 2.23, in each case, such day is also a Business Day.

“Wells Fargo”: as defined in the preamble hereto.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. As used herein and, except as otherwise provided therein, in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, that (A) for purposes of determining compliance with any covenant, including any financial covenant, Indebtedness of the Borrower shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 (and FASB ASC 470-20, if applicable) on financial liabilities shall be disregarded and (B) all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be capitalized on the balance sheet in the financial statements, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, suffer to exist or become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) All references in this Agreement and each of the other Loan Documents to a time of day shall mean ~~Minneapolis, Minnesota~~New York, New York, time, unless otherwise indicated.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.3 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

1.4 Reference to and Effect on the Existing Credit Agreement and the other Loan Documents. From and after the Effective Date: all terms and conditions of the Existing Credit Agreement and any other “Loan Document” as defined therein, as amended and restated by this Agreement and the other Loan Documents being executed and delivered on the Effective Date, shall be and remain in full force and effect, as so amended and restated, and shall constitute the legal, valid, binding and enforceable obligations of the parties thereto. Without limiting the generality of the foregoing:

(a) the terms and conditions of the Existing Credit Agreement shall be amended and restated as set forth herein and, as so amended and restated, shall be amended and restated in their entirety, but shall be amended and restated only with respect to the rights, duties and obligations among the Borrower, the Lenders, the Lead Arrangers and the Administrative Agent accruing from and after the Effective Date;

(b) this Agreement shall not in any way release or impair the rights, duties or Obligations created pursuant to the Existing Credit Agreement or any other Loan Document or affect the relative priorities thereof, in each case to the extent in force and effect prior to the Effective Date, except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties and Obligations are assumed, ratified and affirmed by the Borrower;

(c) all indemnification obligations of the Borrower under the Existing Credit Agreement and any other Loan Documents shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of the Lenders, the Lead Arrangers, the Administrative Agent, and any other Person indemnified under the Existing Credit Agreement or any other Loan Document at any time prior to the Effective Date;

(d) the Obligations incurred under the Existing Credit Agreement shall, to the extent outstanding on the Effective Date, continue outstanding and shall not be deemed to be paid, released, discharged, extinguished or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such Obligations or any of the other rights, duties and obligations of the parties hereunder, in each case except as otherwise provided for by the terms of this Agreement; and

(e) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders, the Lead Arrangers or the Administrative Agent under the Existing Credit Agreement, nor constitute a waiver of any covenant, agreement or obligation under the Existing Credit Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby.

1.5 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Daily Simple SOFR, SOFR, Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.12(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Daily Simple SOFR, SOFR, Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of Daily Simple SOFR, SOFR, Term SOFR Reference Rate or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Daily Simple SOFR, SOFR, Term SOFR Reference Rate or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.6 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Securities at such time.

SECTION 2

AMOUNT AND TERMS OF COMMITMENTS AND LOANS

2.1 Commitments. On the terms and subject to conditions hereof, each Revolving Loan Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Loan Lender’s Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Revolving Loan Lender’s Commitment. During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Term SOFR Loans, Daily Simple SOFR Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.8. The Borrower shall repay all outstanding Revolving Loans on the Termination Date.

2.2 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit A, duly executed by a Responsible Officer and appropriately completed (a “Notice of Borrowing/Continuation”), (which notice must be received by the Administrative Agent prior to 12:00 Noon (a) three U.S. Government Securities Business Days prior to the requested Borrowing Date, in the case of Term SOFR Loans, (b) one U.S. Government Securities Business Day prior to the requested Borrowing Date, in the case of Daily Simple SOFR Loans or (c) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans) specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Term SOFR Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Commitments shall be in an amount equal to $3,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Commitments are less than $3,000,000, such lesser amount). Upon receipt of a Notice of Borrowing/Continuation from the Borrower, the Administrative Agent shall promptly notify each Revolving Loan Lender thereof. Each Revolving Loan Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Loan Lenders and in like funds as received by the Administrative Agent.

2.3 Swingline Commitment. On the terms and subject to conditions hereof, the Swingline Lender may, in its sole discretion, make a portion of the credit otherwise available to the Borrower under the Commitments from time to time on or after the Effective Date during the Commitment Period by making swingline loans (“Swingline Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans, may exceed the Swingline Commitment or the Swingline Lender’s Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Commitments would be less than zero. During the Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall bear interest only at Daily Simple SOFR plus the Applicable Margin. The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on or prior to the Termination Date; provided that on each date on which the outstanding Revolving Loans hereunder are increased pursuant to an additional borrowing of Revolving Loans, the Borrower shall repay all Swingline Loans then outstanding.

2.4 Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a) Whenever the Borrower wishes to borrow Swingline Loans, it shall give the Swingline Lender irrevocable telephonic notice (which telephonic notice must be received by the Swingline Lender not later than 1:00 p.m. on the proposed Borrowing Date), specifying (i) the amount to be borrowed, and (ii) the requested Borrowing Date (which shall be a Business Day during the Commitment Period). Each such telephonic notice must be confirmed promptly by an irrevocable written notice in the form of Exhibit B, duly executed by a Responsible Officer and appropriately completed (a “Notice of Swingline Borrowing”). Each borrowing under the Swingline Commitment shall be in whole U.S. dollar amounts. Not later than 2:00 p.m. on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

(b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion, may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, request each Revolving Loan Lender to make, and each Revolving Loan Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Lender’s Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Loan Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 a.m. one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Loan Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.4(b) one of the events described in Section 8(f) or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.4(b), each Revolving Loan Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.4(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Lender’s Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

(d) Whenever, at any time after the Swingline Lender has received from any Revolving Loan Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e) Notwithstanding anything herein to the contrary, before making any Swingline Loans (if at such time any Revolving Loan Lender is a Defaulting Lender), the Swingline Lender may condition the provision of such Swingline Loans on its receipt of Cash Collateral or similar security satisfactory to the Swingline Lender (in its sole discretion) from such Defaulting Lender in respect of such Defaulting Lender’s risk participation in such Swingline Loans as set forth below; provided that if such Defaulting Lender fails to provide such Cash Collateral, the Borrower shall provide such Cash Collateral within five (5) Business Days of written demand from the Administrative Agent. The Borrower and such Defaulting Lender, as applicable, hereby grant to the Administrative Agent, for the benefit of the Swingline Lender, a security interest in all such Cash Collateral and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, deposit accounts at Wells Fargo. Such accounts must be subject to control agreements pursuant to which the Administrative Agent has “control,” as such term is used in the Uniform Commercial Code, sufficient to perfect on a first priority basis a security interest in such cash collateral. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate risk participation of such Defaulting Lender in the relevant Swingline Loan, the Borrower and/or such Defaulting Lender will, promptly upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate risk participation over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. At such times there are Swingline Loans outstanding for which funds are on deposit as Cash Collateral, such funds shall be applied as and when determined by the Swingline Lender, to the extent permitted under applicable Requirement of Law, to reimburse and otherwise pay the applicable obligations owing to the Swingline Lender.

(f) Each Revolving Loan Lender’s obligation to make the Loans referred to in Section 2.4(b) and to purchase participating interests pursuant to Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, offset, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.5 Commitment Fees, Other Fees.

(a) The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Revolving Loan Lenders (other than any Defaulting Lender with respect to the period during which it is a Defaulting Lender), a commitment fee (collectively, the “Commitment Fee”) equal to the Commitment Fee Rate of the daily average Unused Revolving Commitment for the period beginning on the date of this Agreement and ending on the Termination Date. The Borrower shall pay the Commitment Fee in arrears on the last Business Day in each fiscal quarter (commencing with the fiscal quarter ending June 30, 2025) and on the Termination Date (or if the Total Commitments are cancelled on a date prior to the Termination Date, on such prior date).

(b) The Borrower agrees to pay the fees in the amounts and on the dates as set forth in the Fee Letter and any other written, duly executed fee agreements with the Administrative Agent (including any fee letter or agreement executed in connection with Section 2.19) and to perform any other obligations contained therein.

2.6 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Extensions of Credit would exceed the Total Commitments. Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect.

2.7 Optional Prepayments. The Borrower may at any time and from time to time prepay the Revolving Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 12:00 Noon one U.S. Government Securities Business Day prior thereto, in the case of SOFR Loans, and no later than 12:00 Noon one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of SOFR Loans or ABR Loans; provided, that if a Term SOFR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto or a Daily Simple SOFR Loan is prepaid on any day other than the Interest Payment Date applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.16. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Revolving Loan Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $3,000,000 or a whole multiple of $500,000 in excess thereof.

2.8 Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert SOFR Loans to ABR Loans by giving the Administrative Agent prior irrevocable written notice of such election no later than 12:00 Noon on the Business Day preceding the proposed conversion date, provided that (x) in the case of a conversion of Term SOFR Loans, such conversion may only be made on the last day of an Interest Period with respect thereto and (y) in the case of a conversion of Daily Simple SOFR Loans, such conversion may only be made on the Interest Payment Date with respect thereto. The Borrower may elect from time to time to convert (i) ABR Loans or Daily Simple SOFR Loans to Term SOFR Loans by giving the Administrative Agent prior irrevocable written notice of such election no later than 12:00 Noon on the third U.S. Government Securities Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor) or (ii) ABR Loans or Term SOFR Loans to Daily Simple SOFR Loans by giving the Administrative Agent prior irrevocable written notice of such election no later than 12:00 Noon one (1) U.S. Government Securities Business Day preceding the proposed conversion date, provided that no ABR Loan may be converted into a SOFR Loan when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such conversions. Each such notice shall be in the form of Exhibit C, duly executed by a Responsible Officer and appropriately completed (a “Notice of Conversion”). Upon receipt of a Notice of Conversion, the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any SOFR Loan may be continued as such upon (i) with respect to a Term SOFR Loan, the expiration of the then current Interest Period with respect thereto and (ii) with respect to a Daily Simple SOFR Loan, prior to the Interest Payment Date with respect thereto, in each case, by the Borrower giving irrevocable notice to the Administrative Agent in the form of ~~Exhibit D~~a Notice of Borrowing/Continuation, duly executed by a Responsible Officer and appropriately completed ~~(a “Notice of Continuation”)~~, and in the case of continuation of Term SOFR Loans, such notice shall be in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, specifying the length of the next Interest Period to be applicable to such Loans, provided that no SOFR Loan may be continued as such when any Event of Default has occurred and is continuing unless the Required Lenders have determined in their sole discretion to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above such Loans shall (x) in the case of Term SOFR Loans, be automatically ~~converted to Daily Simple~~continued as Term SOFR Loans with a one month Interest Period (or in the case such continuation is not permitted pursuant to the preceding proviso in this paragraph, such ~~Daily Simple~~Term SOFR Loans shall be automatically converted to ABR Loans) on the last day of such then expiring Interest Period and (y) in the case of Daily Simple SOFR Loans, shall be automatically continued as a Daily Simple SOFR Loan (or in the case such continuation is not permitted pursuant to the preceding proviso in this paragraph, such Daily Simple SOFR Loans shall be automatically converted to ABR Loans) on the applicable Interest Payment Date therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.9 Limitations on SOFR Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of SOFR Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that (a) after giving effect thereto, the aggregate principal amount of the SOFR Loans comprising each SOFR Tranche shall be equal to $3,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than 8 SOFR Tranches shall be outstanding at any one time.

2.10 Interest Rates and Payment Dates.

(a) (i) Each Term SOFR Loan shall bear interest at a rate per annum equal to Term SOFR plus the Applicable Margin and (ii) each Daily Simple SOFR Loan shall bear interest at a rate per annum equal to Daily Simple SOFR plus the Applicable Margin, as applicable.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) On and after (i) the occurrence of an Event of Default under Sections (a) or (f) of Section 8 and (ii) the election of the Required Lenders (or the Administrative Agent at the direction of the Required Lenders) after the occurrence of any other Event of Default, until the time when such Event of Default shall have been cured or waived in writing by the Required Lenders or all the Lenders (as required by this Agreement), the Borrower shall pay interest on the aggregate, outstanding principal amount of all Obligations hereunder at a per annum rate equal to the otherwise applicable interest rate plus two percent (2.00%) or, if no such per annum rate is applicable to any such Obligations, at a per annum rate equal to the ABR, plus the Applicable Margin for ABR Loans, plus two percent (2.00%) payable on demand. Overdue interest shall itself bear interest at such applicable default rate, and shall be compounded with the principal Obligations daily, to the fullest extent permitted by applicable law.

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.10(c) shall be payable from time to time on demand.

(e) In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.

2.11 Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Base Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive absent manifest error. The Administrative Agent shall, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.10.

2.12 Changed Circumstances.

(a) Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Daily Simple SOFR pursuant to definition thereof or Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Daily Simple SOFR or Term SOFR, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining any such Loan during, with respect to Term SOFR, such Interest Period and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans (I) with respect to any Daily Simple SOFR Loans, immediately and (II) with respect to any Term SOFR Loans, at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

(b) Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, Daily Simple SOFR, the Term SOFR Reference Rate or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make Daily Simple SOFR Loans or Term SOFR Loans, as applicable, and any right of the Borrower to convert or continue any Loan as a Daily Simple SOFR Loan or Term SOFR Loan, as applicable, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the ABR without reference to clause (c) of the definition of “ABR”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the ABR without reference to clause (c) of the definition of “ABR”), (A) with respect to any Daily Simple SOFR Loans, on the Interest Payment Date therefor and (B) with respect to any Term SOFR Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

(c) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. ~~(Eastern time)~~ on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.12(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(c)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any

Lender (or group of Lenders) pursuant to this Section 2.12(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of any affected SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans (I) with respect to any Daily Simple SOFR Loans, immediately and (II) with respect to any Term SOFR Loans, at the end of the applicable Interest Period. During any Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the ABR based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the ABR.

2.13 Pro Rata Treatment and Payments; Notes.

(a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any Commitment Fee and any reduction of the Commitments of the Revolving Loan Lenders shall be made pro rata according to the respective Percentages of the Revolving Loan Lenders (excluding any Defaulting Lenders in connection with the payment of any Commitment Fee).

(b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letters of Credit. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Lenders.

(c) Notwithstanding anything to the contrary herein, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, Reimbursement Obligations, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 p.m. on the due date thereof to the Administrative Agent, for the account of the Lenders or the Issuing Lender, as applicable, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the SOFR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Borrower shall repay such amount to the Administrative Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the Loans comprising such borrowing.

(e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(f) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note (a “Revolving Loan Note”) of the Borrower evidencing any Revolving Loans of such Lender, substantially in the form of Exhibit H, with appropriate insertions as to date and principal amount; provided, that delivery of Revolving Loan Notes shall not be a condition precedent to the Effective Date or the occurrence or making of Loans on the Effective Date.

(g) The Swingline Lender’s Swingline Loans shall be evidenced by a promissory note in the form of Exhibit I (the “Swingline Note”) which note shall be (i) payable to the order of the Swingline Lender, (ii) in the amount of the Swingline Commitment, (iii) dated the Effective Date and (iv) otherwise appropriately completed.

(h) The Borrower agrees that, upon the request of the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note (a “Term Loan Note”) of the Borrower evidencing any Term Loans of such Lender, substantially in the form of Exhibit J, with appropriate insertions as to the date and principal amount.

2.14 Requirements of Law.

(a) If any Change of Law shall:

(i) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any SOFR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes and Other Taxes covered by Section 2.15 and net income taxes and franchise taxes imposed in lieu of net income taxes);

(ii) shall impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board, as amended and in effect from time to time)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; or

(iii) shall impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or any such Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to the Administrative Agent or such Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Administrative Agent or such Lender (whether of principal, interest or any other amount) then, upon request of the Administrative Agent or such Lender, the Borrower will promptly pay to the Administrative Agent or such Lender, as the case may be, within 25 days after its request, such additional amount or amounts as will compensate the Administrative Agent or such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender shall have determined that any Change of Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Person’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such Person could have achieved but for such Change of Law (taking into consideration such Lender’s or such Person’s policies with respect to capital adequacy and liquidity), then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Person for such reduction. Notwithstanding anything to the contrary in this Section 2.14, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.14 for any amounts incurred more than 90 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 90-day period shall be extended to include the period of such retroactive effect not to exceed twelve months.

(c) A certificate as to any additional amounts payable pursuant to this Section 2.14 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error. The obligations of the Borrower pursuant to this Section 2.14 shall survive for the termination of this Agreement and the payment of the Loans and all other amounts then due and payable hereunder.

2.15 Taxes.

(a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (“Taxes”), excluding (i) net income Taxes and franchise Taxes (imposed in lieu of net income Taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document); (ii) Taxes that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) of this Section; (iii) withholding Taxes attributable to FATCA; or (iv) Taxes that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to Taxes pursuant to this paragraph. If any such non-excluded Taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Non-Excluded Taxes or Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed on amounts payable under this Section 2.15) paid by the Administrative Agent or such Lender as a result of Borrower’s payments hereunder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to the Borrower by the Administrative Agent or such Lender shall be conclusive absent manifest error. Payments due under this indemnification shall be made within thirty (30) days of the date the Administrative Agent or such Lender makes demand therefor. Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of any original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

(d) Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN-E or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, (i) a certificate to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (ii) a Form W-8BEN-E, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver; provided, however, if any Non-U.S. Lender fails to file forms with the Borrower and the Administrative Agent (or, in the case of a Participant, with the Lender from which the related participation was purchased) on or before the date the Non-U.S. Lender becomes a party to this Agreement (or, in the case of a Participant, on or before the date such Participant purchased the related participation) entitling the Non-U.S. Lender to a complete exemption from United States withholding taxes at such time, such Non-U.S. Lender shall not be entitled to receive any increased payments from the Borrower with respect to United States withholding taxes under paragraph (a) of this Section, except to the extent that the Non-U.S. Lender’s assignor (if any) was entitled, at the time of the assignment to the Non-U.S. Lender, to receive additional amounts from the Borrower with respect to United States withholding taxes.

(e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(f) If a payment made to a Lender hereunder would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(g) Neither the Administrative Agent nor any Lender shall be obligated under any circumstances to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(h) The agreements in this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.16 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) which may arise, be attributable to or result due to or as a consequence of (a) any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a SOFR Loan, (b) any failure of the Borrower to borrow or continue a SOFR Loan or convert to a SOFR Loan on a date specified therefor in a Notice of Borrowing~~, Notice of~~ /Continuation or Notice of Conversion, (c) any failure of the Borrower to prepay any SOFR Loan on a date specified therefor in any notice of prepayment (regardless of whether any such notice of prepayment may be revoked hereunder), (d) any payment, prepayment or conversion of any (i) Term SOFR Loan on a date other than the last day of the Interest Period therefor or (ii) Daily Simple SOFR Loan on a date other than the applicable Interest Payment Date therefor (in each case, including as a result of an Event of Default) or (e) the assignment of any SOFR Loan other than on (i) in the case of Term SOFR Loan, the last day of the Interest Period applicable thereto or (ii) in the case of a Daily Simple SOFR Loan, on a date other than the applicable Interest Payment Date therefor, in each case, as a result of a request by the Borrower pursuant to Section 2.18. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Borrower under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.17 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.14 or 2.15 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no unreimbursed economic disadvantage or any legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.17 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.14 or 2.15. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation.

2.18 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests (on its behalf or any of its Participants) reimbursement for amounts owing pursuant to Section 2.14 or 2.15 and such Lender has declined or is unable to designate a different lending office in accordance with Section 2.17 or (b) is a Defaulting Lender, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.17 which eliminates the continued need for payment of amounts owing pursuant to Section 2.14 or 2.15, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.16 if any SOFR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent and, if a different entity, the Issuing Lender, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.14 or 2.15, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender; provided, further, that if the Borrower seeks to exercise such right, it must do so within sixty (60) days after it first knows or should have known of the occurrence of the event or events giving rise to such right, and neither the Administrative Agent nor any Lender shall have any obligation to identify or locate a replacement Lender for the Borrower (it being expressly agreed that in such circumstances it is the Borrower’s obligation to identify or locate a replacement Lender that is acceptable to the Administrative Agent).

2.19 Optional Increase.

(a) On the terms and subject to the conditions set forth below, the Borrower may, (x) at any time before the Termination Date, ~~(x)~~ request an increase in the Total Commitments (each, a “Revolving Facility Increase”) and/or (y) request one or more incremental term loans (each, an “Incremental Term Loan” and all such Revolving Facility Increases, together with the initial principal amount of the Incremental Term Loans, the “Incremental Increases”); provided that:

(i) after giving effect to the requested Incremental Increase, the aggregate amount of Incremental Increases after the First Amendment Effective Date shall not exceed the greater of (A) 100% of EBITDA for the most recently ended four consecutive fiscal quarter period for which financial statements have been delivered pursuant to Section 6.1 and (B) an amount which, after giving pro forma effect to the incurrence of such increase (assuming such increase is funded on the effective date thereof and after giving effect to any permanent repayment of indebtedness in connection therewith) would not cause the Total Leverage Ratio to exceed a ratio of 0.50 to 1.00 below the Total Leverage Ratio then required pursuant to Section 7.1;

(ii) all required third party consents and approvals shall have been obtained;

(iii) prior to the date of any proposed Revolving Facility Increase, the Total Commitments shall not have been decreased pursuant to Section 2.6;

(iv) each such Incremental Increase shall be equal to $25,000,000 or an integral multiple of $5,000,000 in excess thereof;

(v) no Default shall have occurred and be continuing or shall occur as a result of such Incremental Increase;

(vi) the Borrower shall have executed and delivered such documents and instruments and taken such other actions as may be reasonably requested by the Administrative Agent in connection with such Incremental Increases (including new or amended Notes, any related fee letters, documents evidencing the increased Commitment and/or Incremental Term Loan held by any applicable Lender, any joinder agreements related to a New Lender, resolutions regarding the Incremental Increase and related actions taken by the Borrower, certified as true and correct by a Responsible Officer and legal opinions, all in form and substance reasonably satisfactory to the Administrative Agent);

(vii) each Incremental Increase shall constitute Obligations of the Borrower and will be guaranteed by the Subsidiary Guarantors on a pari passu basis with the other Obligations; and

(viii) with respect to any Incremental Term Loan:

(1) the maturity date and principal amortization for each Incremental Term Loan shall be determined by the applicable Lenders providing such Incremental Term Loan and the Borrower on the applicable Increase Effective Date; provided that no Incremental Term Loan will have a shorter weighted average life to maturity than the remaining weighted average life to maturity of any existing ~~term loans~~Term Loans outstanding under this Agreement (including the Initial Term Loan) or a maturity date earlier than the latest scheduled maturity date of the Loans and Commitments in effect as of the applicable Increase Effective Date;

(2) the applicable margin and pricing grid, if applicable, for each Incremental Term Loan shall be determined by the applicable Lenders providing such Incremental Term Loan and the Borrower on the applicable Increase Effective Date; provided that if the applicable margin for an Incremental Term Loan exceeds that for ~~existing Revolving Loans~~the Initial Term Loan outstanding under this Agreement by more than 0.50% per annum, then such applicable margin shall be reasonably acceptable to the Administrative Agent; and

(3) except as provided in this Section 2.19, all other terms and conditions applicable to any Incremental Term Loan shall be consistent with the terms and conditions applicable to the ~~Revolving Loans~~Initial Term Loan or otherwise reasonably satisfactory to the Administrative Agent and the Borrower (provided that, such other terms and conditions, taken as a whole, shall not be more favorable to the Lenders under any Incremental Term Loans than such other terms and conditions, taken as a whole, applicable to the ~~Revolving~~existing Loans hereunder except for covenants with respect to such Incremental Term Loan that are applicable only to the periods after the latest scheduled maturity date of the existing Loans and Commitments in effect as of the applicable Increase Effective Date).

Any request under this Section 2.19 shall be submitted by the Borrower to the Administrative Agent, specify the proposed effective date and amount of such increase and be accompanied by a certificate of a Responsible Officer stating that no Default exists or will occur as a result of such Incremental Increase. If any fees are to be paid or offered in connection with such Incremental Increase, the Administrative Agent (with the consent of Borrower) may also specify any fees offered to those Lenders (the “Increasing Lenders”) which agree to provide such Incremental Increase, which fees may be variable based upon the amount by which any such Lender is willing to commit to such Incremental Increase; no Lender which is not an Increasing Lender shall be entitled to receive any such fees. No Lender shall have any obligation, express or implied, to offer to provide any portion of such Incremental Increase. Only the consent of each Increasing Lender shall be required for an Incremental Increase pursuant to this Section 2.19(a). No Lender which elects not to provide any portion of an Incremental Increase may be replaced in respect of its existing Commitment and/or outstanding Loans as a result thereof without such Lender’s written consent.

(b) Each Increasing Lender shall, as soon as practicable after the Borrower has submitted its request under Section 2.19(a), specify the amount of the proposed Incremental Increase which it is willing to offer. To the extent the increased Commitment and/or commitment to the Incremental Term Loan, as applicable, of the Increasing Lenders is insufficient or there are no Increasing Lenders, the Borrower may designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with this Section 2.19(b) (each such new Lender being a “New Lender”), which New Lender may assume all or a portion of the Incremental Increase. The Borrower shall pay a fee to the Administrative Agent solely for the account of the Administrative Agent in connection with any such Incremental Increase as set forth in the Fee Letter. The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of the Incremental Increase among Increasing Lenders and New Lenders.

(c) Each New Lender designated by the Borrower and reasonably acceptable to the Administrative Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed Incremental Increase upon its execution of an instrument of joinder (which may contain such modifications to this Agreement and terms and conditions relating thereto as may be necessary to ensure that such Revolving Facility Increases and/or Incremental Term Loans, as applicable, are treated as Commitments and/or Loans, as applicable, for all purposes under the Loan Documents), in each case prepared by the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(d) Subject to the foregoing, any Incremental Increase requested by the Borrower shall be effective as of the date proposed by the Borrower (the “Increase Effective Date”) and shall be in the principal amount equal to (i) the amount which the Increasing Lenders are willing to assume with respect to such Incremental Increase plus (ii) the amount offered by the New Lenders with respect to such Incremental Increase, in either case as adjusted by the Borrower and the Administrative Agent pursuant to the last sentence of Section 2.19(b).

(e) On or prior to the Increase Effective Date, with respect to any Revolving Facility Increase, the Administrative Agent shall notify each Lender of the amount required to be paid by or to such Lender so that the Revolving Loans held by the Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) shall be held by each Lender pro rata in accordance with the Commitments of the Lenders as adjusted pursuant to the last sentence of Section 2.19(b). Each Lender which is required to reduce the amount of Revolving Loans held by it (each such Lender, a “Decreasing Lender”) shall irrevocably assign, without recourse or warranty of any kind whatsoever (except that each

Decreasing Lender warrants that it is the legal and beneficial owner of the Revolving Loans assigned by it under this Section 2.19(e) and that such Revolving Loans are held by such Decreasing Lender free and clear of adverse claims), to each Increasing Lender and New Lender participating in the applicable increase in the Total Commitments, and each applicable Increasing Lender and New Lender shall irrevocably acquire from the Decreasing Lenders, a portion of the principal amount of the Revolving Loans of each Decreasing Lender (collectively, the “Acquired Portion”) outstanding on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) in an amount such that the principal amount of the Revolving Loans held by each applicable Increasing Lender, New Lender and Decreasing Lender as of the Increase Effective Date shall be held in accordance with each such Lender’s Percentage (if any) as of such date. Such assignment and acquisition shall be effective on the Increase Effective Date automatically and without any action required on the part of any party other than the payment by the applicable Increasing Lenders and New Lenders to the Administrative Agent for the account of the Decreasing Lenders of an aggregate amount equal to the Acquired Portion, which amount shall be allocated and paid by the Administrative Agent at or before 12:00 Noon on the Increase Effective Date to the Decreasing Lenders pro rata based upon the respective reductions in the principal amount of the Revolving Loans held by such Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date). Each of the Administrative Agent and the Lenders shall adjust its records accordingly to reflect the payment of the Acquired Portion. The payments to be made in respect of the Acquired Portion shall be made by the applicable Increasing Lenders and New Lenders to the Administrative Agent in Dollars in immediately available funds at or before 11:00 a.m. on the Increase Effective Date, such payments to be made by the applicable Increasing Lenders and New Lenders pro rata based upon the respective increases in the amount of the Commitments held by such Lenders on the Increase Effective Date.

(f) To the extent any of the Revolving Loans acquired by the applicable Increasing Lenders and New Lenders from the Decreasing Lenders pursuant to Section 2.19(e) above are SOFR Loans and the Increase Effective Date is not (i) in the case of Term SOFR Loans, the last day of an Interest Period for such Term SOFR Loans and (ii) in the case of Daily Simple SOFR Loans, the applicable Interest Payment Date for such Daily Simple SOFR Loans, the Decreasing Lenders shall be entitled to compensation from the Borrower as provided in Section 2.16 (as if Borrower had prepaid such Revolving Loans in an amount equal to the Acquired Portion on the Increase Effective Date).

2.20 Initial Term Loan. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Term Loan Lender severally agrees to make the Initial Term Loan to the Borrower on the First Amendment Effective Date in a principal amount equal to the amount of such Lender’s Initial Term Loan commitment as set forth on Schedule 1.1A. The Initial Term Loan may from time to time be Term SOFR Loans, Daily Simple SOFR Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with the terms hereof. Any obligation of the Term Loan Lenders to fund the Initial Term Loan shall terminate upon funding of the Initial Term Loan on the First Amendment Effective Date.

2.21 Procedure for Advance of Term Loans.

(a) Initial Term Loan. The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing/Continuation prior to 12:00 Noon on the First Amendment Effective Date requesting that the Term Loan Lenders make the Initial Term Loan as an ABR Loan on such date (provided that the Borrower may request, no later than three U.S. Government Securities Business Days prior to the First Amendment Effective Date (or such shorter period reasonably approved by the Administrative Agent), that the Term Loan Lenders make the Initial Term Loan as a SOFR Loan if the Borrower has delivered to the Administrative Agent a customary letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 2.16 of this Agreement).

Upon receipt of such Notice of Borrowing/Continuation from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 1:00 p.m. on the First Amendment Effective Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Funding Office in immediately available funds, the amount of such Initial Term Loan to be made by such Term Loan Lender on the First Amendment Effective Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Initial Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.

(b) Incremental Term Loans. Any Incremental Term Loans shall be borrowed pursuant to, and in accordance with Section 2.19.

2.22 Repayment of Term Loans.

(a) Initial Term Loan. The Borrower shall repay the aggregate outstanding principal amount of the Initial Term Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December equal to (i) $75,000,000, from September 30, 2026 through and including June 30, 2027 and (ii) $112,500,000 commencing September 30, 2027 and thereafter, except as the amounts of individual installments may be adjusted pursuant to Section 2.23 hereof.

If not sooner paid, the Initial Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

(b) Incremental Term Loans. The Borrower shall repay the aggregate outstanding principal amount of any Incremental Term Loan as determined pursuant to, and in accordance with, Section 2.19.

2.23 Optional Prepayments of Term Loans. The Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loans, in whole or in part, upon irrevocable notice delivered to the Administrative Agent no later than 12:00 Noon one U.S. Government Securities Business Day prior thereto, in the case of SOFR Loans, and no later than 12:00 Noon one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment, whether the prepayment is of SOFR Loans or ABR Loans or a combination thereof, and if a combination thereof, the amount allocable to each and whether the prepayment is of the Initial Term Loan, an Incremental Term Loan or a combination thereof, and if a combination thereof, the amount allocable to each. Each partial prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall be applied to the outstanding principal installments of the Initial Term Loan and, if applicable, any Incremental Term Loans as directed by the Borrower (or absent such direction, shall be applied in direct order of maturity). Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 2.16. A notice of prepayment received after 12:00 Noon shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each notice of prepayment.

SECTION 3

LETTERS OF CREDIT

3.1 L/C Commitment.

(a) On the terms and subject to the conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Loan Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit (the letters of credit issued on or after the Effective Date pursuant to this Section 3, collectively, the “Letters of Credit”) for the account of the Borrower on any Business Day on or after the Effective Date and during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided, that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Termination Date; provided that any Letter of Credit with a one-year term may provide for the extension of the expiry date thereof for additional one-year periods, which shall not extend beyond the date referred to in clause (y) above; provided further that any Letter of Credit may be extended until up to the twelve month anniversary of the Termination Date if the Borrower has, at least five Business Days prior to the Termination Date, delivered Cash Collateral with respect to such Letter of Credit to the Issuing Lender in an amount equal to 105% of the total L/C Obligations as of such date plus any accrued and unpaid interest thereon.

(b) No Issuing Lender shall at any time be obligated to issue, amend, extend or renew any Letter of Credit hereunder if (i) such issuance, amendment, extension or renewal would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law and (ii) a default of any Revolving Loan Lender’s obligations to fund under Section 3.4(a) exists or any Lender is at such time a Defaulting Lender hereunder, unless the Issuing Lender has entered into arrangements reasonably satisfactory to the Issuing Lender with the Borrower or such Lender to eliminate or mitigate the Issuing Lender’s risk with respect to such Lender or the Administrative Agent has received (as set forth in Section 3.13 below) Cash Collateral or similar security reasonably satisfactory to the Issuing Lender (in its sole discretion) from either the Borrower or such Defaulting Lender in respect of such Defaulting Lender’s obligation to fund under Section 3.4(a).

3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Concurrently with the delivery of an Application to the Issuing Lender, the Borrower shall deliver a copy thereof to the Administrative Agent and the Administrative Agent shall provide notice of such request to the Lenders. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by the Issuing Lender of a Letter of Credit, the Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower. The Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by the Issuing Lender (including the amount thereof), and shall provide a copy of such Letter of Credit to the Administrative Agent as soon as possible after the date of issuance.

3.3 Fees and Other Charges.

(a) The Borrower will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to SOFR Loans which are Revolving Loans, shared ratably among the Revolving Loan Lenders in accordance with their respective Percentages and payable quarterly in arrears on each Fee Payment Date after the issuance date, provided that any Defaulting Lender shall not be entitled to receive any portion of such fee and the calculation of such fee shall exclude the amount that such Defaulting Lender is obligated to fund under Section 3.4(a) from and after the date such amount is secured by Cash Collateral in accordance with Section 3.13. On and after the occurrence of an Event of Default, until the time when such Event of Default shall have been cured or waived in writing by the Required Lenders or all the Revolving Loan Lenders (as required by this Agreement), the foregoing fee shall be increased by two percent (2.00%) payable on demand.

(b) The Borrower shall pay directly to the Issuing Lender for its own account a fronting fee in an amount with respect to each Letter of Credit equal to 0.10% per annum of the amount of such Letter of Credit or such other fee as may be agreed upon as between the Borrower and the Issuing Lender, due and payable quarterly in arrears on each Fee Payment Date after the issuance date; provided, that in the case of an increase in the amount of a Letter of Credit after the issuance thereof, such fronting fee shall be payable only on the increased amount thereof. In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending, renewing or otherwise administering any Letter of Credit.

3.4 L/C Participations.

(a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Percentage in the Issuing Lender’s obligations and rights under each Letter of Credit issued by the Issuing Lender hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit issued by the Issuing Lender for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein (and thereafter the Administrative Agent shall promptly pay to the Issuing Lender) an amount equal to such L/C Participant’s Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, offset, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Borrower or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b) If any amount (a “Participation Amount”) required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, the Issuing Lender shall so notify the Administrative Agent, which shall promptly notify the L/C Participants, and each L/C Participant shall pay to the Administrative Agent, for the account of the Issuing Lender, on demand (and thereafter the Administrative Agent shall promptly pay to the Issuing Lender) an amount equal to the product of (i) such Participation Amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any Participation Amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent for the account of the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such Participation Amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans. A certificate of the Administrative Agent submitted on behalf of the Issuing Lender to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent any L/C Participant’s pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant (and thereafter the Administrative Agent will promptly distribute to such L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of the Issuing Lender (and thereafter the Administrative Agent shall promptly return to the Issuing Lender) the portion thereof previously distributed by the Issuing Lender.

3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on (i) the Business Day on which the Borrower receives notice from the Issuing Lender of a draft drawn on a Letter of Credit issued by the Issuing Lender and paid by the Issuing Lender, if such notice is received on such Business Day prior to 10:00 a.m. or (ii) if clause (i) above does not apply, the Business Day immediately following the day on which the Borrower receives such notice, for the amount of (A) such draft so paid and (B) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment which are obligations of the Borrower hereunder (the amounts described in the foregoing clauses (A) and (B) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.10(b) and (ii) thereafter, Section 2.10(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.1 of ABR Loans (or, at the option of the Administrative Agent and the Swingline Lender in their sole discretion, a borrowing pursuant to Section 2.3 of Swingline Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Loans (or, if applicable, Swingline Loans) could be made, pursuant to Section 2.1 (or, if applicable, Section 2.3), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the Issuing Lender of such drawing under such Letter of Credit.

3.6 Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of this Agreement or any Letter of Credit, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement in such draft or other document being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Without waiving any claim the Borrower may assert against the Issuing Lender pursuant to Section 3.12, the Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption, loss or delay in transmission, dispatch or delivery of any draft, notice, message or advice, however transmitted, under or relating to any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by the Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.9 Actions of Issuing Lender. The Issuing Lender shall be entitled to rely, and shall be fully protected in relying, upon any draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Lender. The Issuing Lender shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Revolving Loan Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 3.9, the Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Letter of Credit.

3.10 Borrower’s Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Revolving Loan Lender, the Issuing Lender and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the Issuing Lender or the Administrative Agent may incur

(or which may be claimed against such Lender, the Issuing Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Lender may incur by reason of or in connection with (i) the failure of any other Revolving Loan Lender to fulfill or comply with its obligations to the Issuing Lender hereunder (but nothing herein contained shall affect any rights the Borrower may have against any Defaulting Lender) or (ii) by reason of or on account of the Issuing Lender issuing any Letter of Credit which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Letter of Credit does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the Issuing Lender, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Revolving Loan Lender, any Issuing Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Lender’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section is intended to limit the obligations of the Borrower under any other provision of this Agreement.

3.11 Lenders’ Indemnification. Each Revolving Loan Lender shall, ratably in accordance with its Percentage, indemnify the Issuing Lender, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the Issuing Lender’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit) that such indemnitees may suffer or incur in connection with this Section or any action taken or omitted by such indemnitees hereunder.

3.12 Claims Against Issuing Lender. The Borrower will have a claim against the Issuing Lender, and the Issuing Lender will be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Lender’s willful misconduct or gross negligence or the Issuing Lender’s payment or failure to pay under any Letter of Credit that is in violation of Article 5 of the Uniform Commercial Code.

3.13 Cash Collateral.

(a) Upon the request of the Administrative Agent, if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing shall not have been funded pursuant to Section 3.4, the Borrower shall immediately Cash Collateralize the Obligations in an amount equal to 105% of the L/C Obligations related to such Letter of Credit. The Borrower hereby grants the Administrative Agent, for the benefit of the Issuing Lender and the Revolving Loan Lenders, a Lien on all such cash and deposit account balances described in the definition of “Cash Collateral” as security for the Obligations. The Lien held by the Administrative Agent in such Cash Collateral to secure the Obligations shall be released upon the satisfaction of each of the following conditions: (1) all drawings under such Letter of Credit shall have been repaid in full and (2) no Default shall have occurred and be continuing.

(b) In addition to the provisions set forth in Section 3.13(a) and Section 3.1(b), if at any time during which one or more Letters of Credit are outstanding, any Revolving Loan Lender is at such time a Defaulting Lender, then no later than one Business Day of written demand thereof from the Issuing Lender, such Defaulting Lender shall provide the Administrative Agent with Cash Collateral or similar security satisfactory to the Issuing Lender (in its sole discretion) in respect of such Defaulting Lender’s obligation to fund under Section 3.4(a) in an amount not less than the aggregate amount of such obligations; provided that if such Defaulting Lender fails to provide such Cash Collateral, the Borrower shall provide such Cash Collateral within three Business Days of written demand from the Administrative Agent. The Borrower and such Defaulting Lender, as applicable, hereby grant to the Administrative Agent, for the benefit of the Issuing Lender, a security interest in all such Cash Collateral and all proceeds of the foregoing. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate L/C Obligations in respect of such Defaulting Lender, the Borrower will, promptly upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate L/C Obligations over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim.

(c) Cash Collateral shall be maintained in blocked deposit accounts at Wells Fargo. Such accounts must be subject to control agreements pursuant to which the Administrative Agent has “control,” as such term is used in the Uniform Commercial Code, sufficient to perfect on a first priority basis a security interest in such Cash Collateral. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Requirement of Law, to reimburse the Issuing Lender.

SECTION 4

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender, on the Effective Date and on the date of each Credit Event hereunder after the Effective Date, that:

4.1 Financial Condition. The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of September 30, 2023 and 2024, and the related consolidated statements of income and cash flows for the fiscal years ended September 30, 2023 and 2024, reported on by Deloitte & Touche LLP, as applicable, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Borrower nor any of its Subsidiaries has any Guarantee Obligation, contingent liabilities, liability for taxes, any long-term leases, unusual forward or long-term commitments, including any Swap Agreement, or other outstanding obligations (including obligations in respect of off-balance sheet transactions) which, in any such case, are material in the aggregate, except as disclosed in the most recent financial statements referred to in this paragraph or in the financial statements delivered to the Administrative Agent pursuant to Section 6.1. As of the date hereof, the Compliance Certificate delivered under the Existing Credit Agreement to the Administrative Agent for the fiscal quarter ending March 31, 2025, remains true, accurate and complete as of such date specified on such Compliance Certificate.

4.2 No Material Adverse Effect. Since September 30, 2024, there has been no development or event, including any development or event with respect to any matter disclosed in the Specified Exchange Act Filings, that has had or could reasonably be expected to have a Material Adverse Effect.

4.3 Existence; Compliance With Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the corporate power and corporate authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Borrower or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary. The Borrower is not an Affected Financial Institution or a Covered Party.

4.4 Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and corporate authority to make, deliver and perform the Loan Documents and to obtain Extensions of Credit. The Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents and to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Extensions of Credit or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect. This Agreement has been, and each other Loan Document upon execution and delivery will be, duly executed and delivered. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the Extensions of Credit and the use of the proceeds thereof will not violate any Requirement of Law included in clause (a) of the definition thereof or, in any material respect, any Requirement of Law included in clause (b) of the definition thereof, in each case, applicable to the Borrower or any of its Subsidiaries, or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could be expected, either individually or in the aggregate, to have a Material Adverse Effect.

4.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues with respect to any of the Loan Documents or that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.8 Taxes. The Borrower and each of its Subsidiaries has filed or caused to be filed all Federal and state returns of income and franchise taxes imposed in lieu of net income taxes and all other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or with respect to any claims or assessments for taxes made against it or any of its property by any Governmental Authority (other than any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Subsidiaries, as applicable). No material tax Liens have been filed against the Borrower or any of its Subsidiaries other than (a) Liens for taxes which are not delinquent or (b) Liens for taxes which are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Subsidiaries, as applicable.

4.9 Federal Regulations. The Borrower is not engaged in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock,” and no part of the proceeds of any Loans, and no other Extensions of Credit, will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.

4.10 ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred that is a distress termination under Section 4041 of ERISA, a termination at the instigation of the PBGC or has resulted in, or could reasonably be likely to result in, a material liability to the Borrower, and no Lien in favor of the PBGC or a Plan has arisen. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the Borrower’s knowledge, no such Multiemployer Plan is in Reorganization or Insolvent. As of the Effective Date, the Borrower is not nor will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

4.11 Investment Company Act; Other Regulations. The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness under this Agreement.

4.12 Environmental Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by the Borrower and its Subsidiaries do not contain, and, to the Borrower’s knowledge, have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

(b) neither the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Borrower and its Subsidiaries (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that, to the Borrower’s knowledge, could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that, to the Borrower’s knowledge, could give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) neither the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

4.13 Accuracy of Information, Etc. No statement or information (other than projections, if any, and pro forma information) contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of the Borrower to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections, if any, and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. Except as set forth in the Borrower’s Specified Exchange Act Filings, there is no fact known to the Borrower that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents. As of the Effective Date, all of the information included in the Beneficial Ownership Certification is true and correct.

4.14 Regulatory Matters. The Borrower is not subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Requirement of Law (other than Regulation X of the Board) limiting its ability to incur Indebtedness.

4.15 Burdensome Contractual Obligations, Etc. Neither the Borrower or any of its Subsidiaries nor any of their respective properties are subject to any Contractual Obligation or Requirement of Law which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.16 Foreign Assets Control, Etc.

(a) Each Covered Entity (i) is not and will not become a Designated Person; (ii) is not and will not become controlled by a Designated Person; (iii) has not received and will not receive funds or other property from a Designated Person; and (iv) is not and will not become in breach of and is not the subject of any action or investigation under any Anti-Terrorism Law. Each Covered Entity does not engage and will not engage in any dealings or transactions, and is not and will not be otherwise associated, with any Designated Person. Each Covered Entity is in compliance in all respects with the Anti-Terrorism Laws. Each Covered Entity has taken commercially reasonable measures to ensure compliance with the Anti-Corruption Laws and Anti-Terrorism Laws including the requirements that (A) funds invested directly or indirectly in such Covered Entity are derived from legal sources, (B) no Covered Entity is the subject of any Sanctions and (C) no Covered Entity is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

(b) No portion of the proceeds of any Extension of Credit made hereunder has been or will be used, directly or indirectly for, and no fee, commission, rebate or other value has been or will (i) be paid to, or for the benefit of, any governmental official, political party, official of a political party or any other Person acting in an official capacity in violation of any applicable law, including the U.S. Foreign Corrupt Practices Act of 1977 and all other laws, rules and regulations relating to bribery or corruption (collectively, with such applicable law, “Anti-Corruption Laws”), as amended or (ii) be used to violate Anti-Terrorism Law. None of the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any director, officer, agent, employee or other person acting on behalf of the Borrower or any of its Subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of applicable Anti-Corruption Laws, and the Borrower has instituted and maintains policies and procedures designed to ensure continued compliance therewith.

4.17 Solvency. The Borrower and its Subsidiaries taken as a whole are Solvent and, after the execution, delivery and consummation of the Loan Documents, will be Solvent.

4.18 Insurance. The properties of the Borrower and each of its Subsidiaries are, to the Borrower’s knowledge, insured with financially sound and reputable insurance companies not Affiliates of the Borrower or any of its Subsidiaries, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower and its Subsidiaries operate.

SECTION 5

CONDITIONS PRECEDENT

5.1 Conditions to the Effective Date. The occurrence of the Effective Date is subject to the satisfaction of the following conditions precedent:

(a) Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1A.

(b) Existing Credit Agreement. The Administrative Agent shall have received evidence satisfactory to it that all obligations under the Existing Credit Agreement have been or concurrently with the Effective Date are being repaid in full or extended and renewed pursuant to this Agreement.

(c) Financial Statements. The Lenders shall have received the financial statements described in Section 4.1.

(d) Consents and Approvals. All governmental and third party consents and approvals necessary in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby shall have been obtained and be in full force and effect; and the Administrative Agent shall have received a certificate executed by a Responsible Officer to the foregoing effect.

(e) Fees. The Lenders, the Lead Arrangers and the Administrative Agent shall have received all fees required to be paid and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel and fees and expenses payable pursuant to the Fee Letter), on or before the Effective Date.

(f) Secretary’s Certificate; Certified Certificate of Incorporation; Closing Certificate; Good Standing Certificate. The Administrative Agent shall have received (i) a secretary’s certificate of the Borrower, dated the Effective Date, substantially in the form of Exhibit F-1, with appropriate insertions and attachments, including the certificate of incorporation of the Borrower certified by the Delaware Secretary of State, (ii) a closing certificate of the Borrower, dated the Effective Date, substantially in the form of Exhibit F-2, and (iii) a good standing certificate for the Borrower from the Delaware Secretary of State.

(g) Legal Opinion. The Administrative Agent shall have received a legal opinion of Faegre Drinker Biddle & Reath LLP, special counsel on behalf of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

(h) Representations and Warranties. Each of the representations and warranties made by the Borrower in this Agreement that does not contain a materiality or Material Adverse Effect qualification shall be true and correct in all material respects on and as of the Effective Date, and each of the representations and warranties made by the Borrower in this Agreement that contains a materiality or Material Adverse Effect qualification shall be true and correct in all respects on and as of the Effective Date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects, or true and correct in all respects, as the case may be, as of such earlier date).

(i) No Default. No Default or Event of Default shall have occurred and be continuing.

(j) Patriot Act, etc.

(i) The Administrative Agent and the Lenders shall have received, at least five (5) Business Days prior to the Effective Date, all documentation and other information requested by the Administrative Agent or any Lender or required by regulatory authorities in order for the Administrative Agent and the Lenders to comply with requirements of any Anti-Terrorism Laws, including the Patriot Act and any applicable “know your customer” rules and regulations.

(ii) The Borrower shall have delivered to the Administrative Agent, and directly to any Lender requesting the same, a Beneficial Ownership Certification in relation to it (or a certification that such Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations), in each case at least five (5) Business Days prior to the Effective Date.

Without limiting the generality of the provisions of Section 9.3 and Section 9.4, for purposes of determining compliance with the conditions specified in this Section 5.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

5.2 Conditions to Each Credit Event. The agreement of each Lender to make any Loan or to issue or extend the expiry date under, or participate in, a Letter of Credit (other than the extension of a Letter of Credit pursuant to the evergreen provisions therein) (each, a “Credit Event”), including the Issuing Lender to issue a Letter of Credit, on any date (including any Credit Event to occur on the Effective Date) is subject to the satisfaction of the following conditions precedent:

(a) Satisfaction of Conditions Precedent in Section 5.1. The conditions precedent set forth in Section 5.1 shall have been satisfied or waived in accordance with this Agreement as of the Effective Date.

(b) Representations and Warranties. Each of the representations and warranties made by the Borrower in this Agreement that does not contain a materiality or Material Adverse Effect qualification shall be true and correct in all material respects on and as of the date of such Credit Event as if made on and as of such date, and each of the representations and warranties made by the Borrower in this Agreement that contains a materiality or Material Adverse Effect qualification shall be true and correct in all respects on and as of such date (or, to the extent such representations and warranties specifically relate to an earlier date, such representations and warranties were true and correct in all material respects, or true and correct in all respects, as the case may be, as of such earlier date).

(c) Material Adverse Change. Since September 30, 2024, there has been no material adverse change in the business, assets, results of operations or condition (financial or other) of the Borrower and its Subsidiaries, taken as a whole.

(d) No Default. No Default or Event of Default shall have occurred and be continuing on the date of such Credit Event or after giving effect to the Credit Event requested to be made on such date.

Each borrowing of Loans hereunder, and each request by the Borrower for the issuance of or extension of an expiry date under a Letter of Credit hereunder (other than the extension of a Letter of Credit pursuant to the evergreen provisions therein), shall constitute a representation and warranty by the Borrower as of the date of such Credit Event that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6

AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect or any Obligation remains unpaid or unperformed, the Borrower shall and shall cause its Subsidiaries to:

6.1 Financial Statements. Furnish to the Administrative Agent, and the Administrative Agent shall deliver to each Lender via Intralinks or any other method reasonably acceptable to the Administrative Agent:

(a) as soon as available, but in any event within the earlier of (i) 90 days after the end of each fiscal year of the Borrower or (ii) five Business Days after the filing of the following financial statements with the SEC, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income, statements of stockholders’ equity and comprehensive income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by the unqualified opinion of Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event within the earlier of (i) 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower or (ii) five Business Days after the filing of the following financial statements with the SEC, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter, the related unaudited consolidated statements of income for such quarter and the portion of the fiscal year through the end of such quarter, statement of stockholders’ equity and comprehensive income as at the end of such quarter and cash flows for the portion of the fiscal year through the end of such quarter, setting forth in each case (other than the statement of stockholders’ equity and comprehensive income) in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods. All financial statements and reports referred to in Section 6.1(a) and (b) shall be deemed to have been delivered upon the filing of such financial statements and reports by the Borrower through the SEC’s EDGAR system or publication by the Borrower of such financial statements and reports on its website and the receipt by the Administrative Agent of electronic notice from the Borrower with a link to such financial statements and reports.

6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender:

(a) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate executed by a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate, substantially in the form of Exhibit E, containing all information and calculations reasonably necessary for determining compliance by the Borrower with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

(b) (i) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities, and (ii) within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC or any national securities exchange or national market, provided that, such financial statements and reports referred to in clauses (i) and (ii) shall be deemed to have been delivered upon the filing of such financial statements and reports by the Borrower through the SEC’s EDGAR system or publication by the Borrower of such financial statements and reports on its website;

(c) with respect to any Lender (including the Administrative Agent) that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation), prompt notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation); and

(d) promptly, such additional financial and other information as the Administrative Agent may from time to time reasonably request.

6.3 Payment of Taxes. Pay all taxes due and payable by or any other tax assessments made against the Borrower or any of its Subsidiaries or any of their respective property by any Governmental Authority (other than any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Subsidiaries, as applicable).

6.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable insurance companies insurance on its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business of comparable size and financial strength and owning similar properties in the same general areas in which the Borrower operates, which may include self-insurance, if determined by the Borrower to be reasonably prudent.

6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (i) permit representatives of the Administrative Agent and any Lender (but no more than once annually in case of Lenders unless and Event of Default shall have occurred and be continuing) to visit and inspect any of its and its Subsidiaries’ properties and examine and make abstracts from any of its books and records at any reasonable time and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and (ii) use commercially reasonable efforts to provide for the Lenders to meet with the independent certified public accountants of the Borrower and its Subsidiaries to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries.

6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any litigation or proceeding to which the Borrower or any of its Subsidiaries is a party (i) in which the amount involved is $75,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought, (iii) which relates to any Loan Document or (iv) which seeks to prohibit the ownership or operation by the Borrower or any of its Subsidiaries of all or a material portion of their respective businesses or assets;

(c) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

(d) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth the details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

6.8 Maintenance of Licenses, Etc. Maintain in full force and effect any authorization, consent, license or approval of any Governmental Authority necessary for the conduct of the Borrower’s business as now conducted by it or necessary in connection with this Agreement, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.9 More Favorable Debt Covenants. Promptly advise the Administrative Agent and the Lenders if at any time after the date of this Agreement the Borrower or any of its Subsidiaries shall enter into or be a party to any instrument or agreement relating to or amending any provisions applicable to any of its Indebtedness which exceeds $100,000,000; provided that the Borrower shall be deemed to have advised the Administrative Agent of the Senior Notes to be issued on or about the date of this Agreement. Thereupon, if the Administrative Agent or the Required Lenders shall request, upon notice to the Borrower, the Administrative Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Administrative Agent may request), providing for substantially the same covenants and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Administrative Agent.

6.10 Use of Proceeds. Only use the proceeds of the Extensions of Credit to: (a) refinance certain debt outstanding on the Effective Date, (b) finance fees and expenses incurred in connection with this Agreement, (c) repurchase shares of the Borrower’s Capital Stock in accordance with applicable legal requirements, and (d) provide for the working capital needs and general corporate purpose needs of the Borrower and its Subsidiaries.

6.11 Subsidiary Guarantors.

(a) The Borrower will cause any Subsidiary which becomes obligated for, or guarantees, Indebtedness in respect of any Other Borrower Debt Agreement, to deliver to the Administrative Agent (concurrently with the incurrence of any such obligation) the following items:

(i) a duly executed guaranty agreement (the “Subsidiary Guaranty”) in scope, form and substance satisfactory to the Administrative Agent;

(ii) an amendment to this Agreement, duly executed by an authorized officer of the Borrower, that is satisfactory in scope, form and substance to the Required Lenders, incorporating customary events of default for the Subsidiary Guarantors and the Subsidiary Guaranty;

(iii) a certificate signed by an authorized Responsible Officer of the Borrower making representations and warranties to the effect of those contained in Sections 4.3, 4.4 and 4.5, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and

(iv) an opinion of counsel (who may be in-house counsel for the Borrower) addressed to each Lender satisfactory to the Administrative Agent, to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b) The Lenders agree to discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty upon the written request of the Borrower, provided that (i) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty) as an obligor and guarantor under and in respect of each Other Borrower Debt Agreement and the Borrower so certifies to the Lenders in a certificate of a Responsible Officer, (ii) at the time of such release and discharge, the Borrower shall deliver a certificate of a Responsible Officer to the Lenders stating that no Default or Event of Default exists, and (iii) if any fee or other form of consideration is given to any holder of Indebtedness of the Borrower for the purpose of such release, the Lenders shall receive equivalent consideration.

SECTION 7

NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect or any Obligation remains unpaid or unperformed:

7.1 Total Leverage Ratio. The Borrower shall not permit the Total Leverage Ratio on the last day of any fiscal quarter ending during the periods specified below to exceed the corresponding ratio set forth below.

Period	Maximum Ratio

June 30, 2026 through December 30, 2026	4.50 to 1.00

December 31, 2026 through December 30, 2027	4.00 to 1.00

December 31, 2027 and thereafter	3.50 to 1.00

~~7.1 Total Leverage Ratio. The Borrower shall not permit the Total Leverage Ratio on the last day of any fiscal quarter (commencing with the fiscal quarter ended June 30, 2025) to exceed 3.50 to 1.00.~~ Notwithstanding the foregoing, on or after December 31, 2027, the maximum Total Leverage Ratio permitted under this Section 7.1 shall increase to 4.00 to 1.00 for the fiscal quarter in which a Permitted Acquisition with total consideration in excess of $50,000,000 is consummated and each of the three consecutive fiscal quarter periods thereafter (each such increase, an “Acquisition Step Up”); provided that (a) the Total Leverage Ratio shall not exceed 3.50 to 1.00 for at least two consecutive fiscal quarter periods before any subsequent Acquisition Step Up is permitted, (b) the Total Leverage Ratio shall not exceed 3.50 to 1.00 for the two consecutive fiscal quarter periods immediately prior to the Termination Date, and (c) if the maximum Total Leverage Ratio in any Other Borrower Debt Agreement is less than the maximum ratio permitted by this Section 7.1, then the maximum Total Leverage Ratio permitted by this Section 7.1 shall be deemed to be such lesser ratio.

7.2 [Reserved].

7.3 Change in Business. The Borrower shall not and shall not permit its Subsidiaries to engage, either directly or indirectly through Affiliates, in any business substantially different from the business of the Borrower or the applicable Subsidiary as of the Effective Date; provided, however, that the Borrower or any of its Subsidiaries may (a) form or acquire an Industrial Loan Corporation and (b) act as a broker, agent or act in another similar capacity for third party providers of financial products or consumers seeking financial products.

7.4 Mergers, Acquisitions, Etc. The Borrower shall not and shall not permit its Subsidiaries to consolidate with or merge into any other Person or permit any other Person to merge into it, acquire any Person as a new Subsidiary, sell all or substantially all of its assets or acquire all or substantially all of the assets of any other Person, except for the following (each, a “Permitted Acquisition”):

(a) the Borrower and its wholly-owned Subsidiaries may merge with each other and the Borrower’s wholly-owned Subsidiaries may sell all or substantially all of their assets to each other, provided that in any such merger involving the Borrower, the Borrower is the surviving Person; and

(b) the Borrower or any of its Subsidiaries may acquire (by merger or otherwise) any Person as a new Subsidiary or acquire all or substantially all the assets of any other Person (each, a “Proposed Target”); provided that:

(i) no Default or Event of Default exists or will result after giving effect to any such acquisition;

(ii) the Proposed Target is engaged in a business or activity reasonably related to the business of the Borrower and its Subsidiaries (for purposes hereof, the operation of an Industrial Loan Corporation shall be deemed reasonably related to the business of the Borrower and its Subsidiaries);

(iii) after giving effect to such acquisition, the Proposed Target shall be owned directly by the Borrower or shall become a wholly-owned Subsidiary, directly or indirectly, of the Borrower;

(iv) on a pro forma basis, as if the Proposed Target had been a Subsidiary of the Borrower or owned by the Borrower at the time the most recent Compliance Certificate was delivered to the Administrative Agent, the Borrower would have been in compliance with the financial covenant set forth in Section 7.1; and

(v) the Board of Directors or other governing body of the Proposed Target shall have approved the acquisition and such acquisition shall be completed as a result of an arm’s length negotiation (i.e., on a non-hostile basis).

(c) the Borrower or its Subsidiaries may enter into any other merger, consolidation, acquisition of assets or sale of assets approved in writing by the Required Lenders.

7.5 Liens. The Borrower shall not and shall not permit its Subsidiaries to create, incur, assume or permit to exist any Lien on or with respect to any of its Property whether now owned or hereafter acquired, except for the following:

(a) Liens listed in Schedule 7.5(a) and existing on the date of this Agreement;

(b) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP and no Property of the Borrower or any of its Subsidiaries is subject to impending risk of loss or forfeiture by reason of nonpayment of the obligations secured by such Liens;

(c) Liens of carriers, warehousemen, mechanics, materialmen, vendors and landlords and other similar Liens imposed by applicable legal requirements incurred in the ordinary course of business or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP and no Property of the Borrower or any of its Subsidiaries is subject to impending risk of loss or forfeiture by reason of nonpayment of the obligations secured by such Liens;

(d) Deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(e) Zoning restrictions, easements, rights-of-way, title irregularities and other similar encumbrances, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in clauses (a) and (e) above, provided that any extension, renewal or replacement Lien (i) is limited to the property covered by the existing Lien and (ii) in the case of Liens securing Indebtedness described in clause (a), secures Indebtedness which is no greater in amount and has material terms no less favorable to the Lenders than the Indebtedness secured by the existing Lien;

(g) Any attachment or judgment Lien not constituting an Event of Default;

(h) Banker’s Liens, rights of setoff and similar Liens with respect to cash and Marketable Securities on deposit in one or more bank or securities accounts in the ordinary course of business; and

(i) Liens securing other Indebtedness in aggregate principal amount not exceeding the greater of (i) $100,000,000 and (ii) 5% of total assets of the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) as shown on the most recent balance sheet delivered to the Administrative Agent in accordance with Section 6.1.

7.6 Subsidiary Debt. Except for Subsidiary guarantees contemplated and in compliance with Section 6.11 or Subsidiary guarantees of any Indebtedness in respect of any Other Borrower Debt Agreement (so long as the Borrower complies with Section 6.11), the Borrower shall not permit its Subsidiaries to create, incur, assume or permit to exist any Indebtedness other than (i) Indebtedness owing to the Borrower or another Subsidiary, and (ii) other Indebtedness in an aggregate principal amount not exceeding the greater of (i) $100,000,000 and (ii) 5% of total assets of the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) as shown on the most recent balance sheet delivered to the Administrative Agent in accordance with Section 6.1.

7.7 Distributions. The Borrower shall not and shall not permit its Subsidiaries to reorganize, recapitalize or make any Distributions or set apart any funds for any such purpose, except that (a) any wholly-owned Subsidiary may make Distributions to the Borrower or another wholly-owned Subsidiary, and (b) the Borrower and its Subsidiaries may make a Distribution or set apart funds for such purpose if (i) no Default or Event of Default exists or will result after giving effect to any such Distribution and (ii) on a pro forma basis, as if the Distribution has been made, or the funds were set apart for such purpose, at the time the most recent Compliance Certificate was delivered to the Administrative Agent, the Borrower would have been in compliance with the financial covenant set forth in Section 7.1.

7.8 Transactions With Affiliates. The Borrower shall not and shall not permit its Subsidiaries to enter into any Contractual Obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to the Borrower or such Subsidiary, as applicable, as an arm’s-length transaction with unaffiliated Persons.

7.9 Subsidiary Restrictions. The Borrower shall not and shall not permit its Subsidiaries to enter into, or be otherwise subject to, any Contractual Obligation (including its charter documents) which limits the amount of or otherwise imposes restrictions on (a) the payment of Distributions by any Subsidiary to the Borrower or any other Subsidiary, (b) the payment by any Subsidiary of any Indebtedness owed to the Borrower or any other Subsidiary, (c) the making of loans or advances by any Subsidiary to the Borrower or any other Subsidiary, (d) the transfer by any Subsidiary of its property to the Borrower or any other Subsidiary, or (e) the merger or consolidation of any Subsidiary with or into the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by applicable laws or by this Agreement which (taken as a whole) could not reasonably be expected to have a Material Adverse Effect, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is not prohibited hereunder, (iii) clause (d) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (iv) the foregoing shall not apply to (A) any Contractual Obligation in effect on the date hereof or that governs any Indebtedness, Capital Stock or assets of a Person acquired by the Borrower or any Subsidiary as in effect on the date of such acquisition (except to the extent such Contractual Obligation was created or such Indebtedness was incurred in connection with or in contemplation of such acquisition, which limitation or restriction is not applicable to any Person, or the assets of any Person, other than the Person, or the assets of the Person, so acquired, provided, that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred), (B) customary provisions in joint venture agreements and other similar instruments relating solely to the securities, assets and revenues of such joint venture, (C) restrictions on deposits or minimum net worth requirements imposed under contracts entered into in the ordinary course of business, (D) customary restrictions and conditions imposed by any other agreement governing pari passu Indebtedness of the Borrower permitted hereunder that are (taken as a whole) not materially more restrictive than the agreements governing the Senior Notes in effect on the Effective Date and (E) any document or instrument governing purchase money Indebtedness permitted hereunder (provided that any such restriction contained therein relates only to the asset or assets financed thereby).

7.10 Accounting Changes. The Borrower shall not change its accounting practices or principles except as required by GAAP.

7.11 Amendment of Material Documents. The Borrower shall not agree to amend, modify, supplement or replace its certificate of incorporation or bylaws, in each case in a manner which could reasonably be expected to adversely affect the interests of the Administrative Agent and the Lenders.

7.12 Foreign Assets Control, Etc.

(a) Each Covered Entity (i) will not become a Designated Person; (ii) will not become controlled by a Designated Person; (iii) will not receive funds or other property from a Designated Person; and (iv) will not become in breach of or is the subject of any action or investigation under any Anti-Terrorism Law. Each Covered Entity will not engage in any dealings or transactions, and is not and will not be otherwise associated, with any Designated Person. Each Covered Entity will comply, in all respects, with the Patriot Act. Each Covered Entity will take commercially reasonable measures to ensure compliance with Anti-Corruption Laws and Anti-Terrorism Laws including the requirement that funds invested directly or indirectly in such Covered Entity are derived from legal sources.

(b) The Borrower shall not permit any portion of the proceeds of any Extension of Credit or other credit made hereunder to be used, directly or indirectly for, and no fee, commission, rebate or other value to be paid (i) to, or for the benefit of, any governmental official, political party, official of a political party or any other Person acting in an official capacity in violation of any applicable Anti-Corruption Laws or any other applicable law, (ii) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (iii) in any manner that would result in the violation of any Anti-Terrorism Laws or any other applicable law.

7.13 ERISA. Neither the Borrower nor any Commonly Controlled Entity shall:

(a) adopt or institute any Plan;

(b) take any action that will result in the partial or complete withdrawal, within the meanings of Sections 4203 and 4205 of ERISA, from a Multiemployer Plan;

(c) at any time, permit any Plan which is maintained by the Borrower or any Commonly Controlled Entity or to which the Borrower or Commonly Controlled Entity is obligated to contribute on behalf of its employees, in such case if to do so would singly or cumulatively reasonably be expected to have a Material Adverse Effect, to:

(i) engage in any non-exempt “prohibited transaction” prohibited under Section 406 of ERISA or Section 4975 of the Code;

(ii) incur or allow to exist any “accumulated funding deficiency”, as that term is defined in Section 302 of ERISA or Section 412 of the Code;

(iii) fail to make full payment when due of all amounts due as contributions to any Plan or Multiemployer Plan; or

(iv) suffer a termination event to occur that may reasonably be expected to result in liability of the Borrower or any Commonly Controlled Entity to the Plan or to the Pension Benefit Guaranty Corporation or the imposition of a lien on the collateral pursuant to Section 4068 of ERISA.

(d) At any time, permit any Plan which is maintained by the Borrower or any Commonly Controlled Entity or to which the Borrower or any Commonly Controlled Entity is obligated to contribute on behalf of its employees to fail to comply with ERISA or other applicable laws in any respect that would result in a Material Adverse Effect.

SECTION 8

EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms thereof; or

(b) any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) the Borrower shall default in the observance or performance of any agreement contained in Section 6.4, Section 6.7(a), Section 6.9 or Section 7 of this Agreement; or

(d) the Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of 30 days after the date of such default; or

(e) the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of or interest on any Indebtedness (including any Guarantee Obligation, but excluding the Loans) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause (or has caused), with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i) or (ii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) or (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $100,000,000; or

(f) (i) the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (v) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in the foregoing clauses (i) through (iv); or

(g) any material term of this Agreement, the Notes, the Fee Letter or any other material Loan Document shall cease to be, or be asserted by the Borrower or any of its Subsidiaries not to be, a legal, valid and binding obligation of such Borrower or Subsidiary; or

(h) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any of its Subsidiaries or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any of its Subsidiaries shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(i) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or, subject to customary deductibles, not fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $100,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(j) the Borrower shall become a Designated Person; or

(k) there shall have occurred a Change of Control.

then, and in any such event, (i) if such event is an Event of Default specified in paragraph (f) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (ii) if such event is any other Event of Default, either or both of the following actions may be taken: (A) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (B) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 9

THE AGENTS

9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower or any of its affiliates, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring or purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of the Borrower or its Subsidiaries or Affiliates or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security, (c) it is sophisticated with respect to decisions to make, acquire, purchase, or hold the commercial loans applicable to it and to provide the other facilities applicable to it as set forth herein and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans or to provide such other facilities is, in each case, experienced in making, acquiring, purchasing or holding commercial loans or providing such other facilities, (d) it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates and made its own decision to make its Loans hereunder and enter into this Agreement, and (e) it has all licenses, permits and approvals necessary for use of the reference rates referred to herein that are applicable to the Loans and other extensions of credit required to be made by it hereunder and will take all actions necessary to comply, preserve, renew and keep in full force and effect any such licenses, permits and approvals. Each Lender also represents and agrees that (i) it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates and (ii) it will not assert any claim under any federal or state securities law or otherwise in contravention of this Section 9.6. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of its affiliates that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the repayment of the Loans and all other amounts payable hereunder.

9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, 45 days after the retiring Administrative Agent gives notice of its intention to resign. The

Administrative Agent may be removed at any time that it constitutes a Defaulting Lender by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Required Lenders within 30 days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Section 9 shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 9.9, then the term “Base Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

9.10 Global Coordinators, Lead Arrangers and Joint Bookrunners. None of the Lead Arrangers, Global Coordinators or Bookrunners shall have any duties or responsibilities hereunder or under any other Loan Document in its capacity as such, but each such Person shall have the benefit of the indemnities and exculpatory provisions hereof.

9.11 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments or this Agreement;

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, the Lead Arrangers and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.12 Erroneous Payments.

(a) Each Lender, the Issuing Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or the Issuing Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 9.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 10.6 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 9.12 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f) Each party’s obligations under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Nothing in this Section 9.12 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

SECTION 10

MISCELLANEOUS

10.1 Amendments and Waivers. None of this Agreement, any other Loan Document, or any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. Except for any amendments to this Agreement pursuant to Section 6.9, which amendments shall only require the consent of the Borrower and the Administrative Agent, and except for any amendments to this Agreement pursuant to Section 2.12(c), which shall only require the consent as provided for therein, the Required Lenders and the Borrower may, or, with the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(a) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the stated expiration date of any Letter of Credit beyond one year after the Termination Date, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment (except as contemplated by Section 2.19), in each case without the written consent of each Lender directly affected thereby;

(b) eliminate or reduce the voting rights of any Lender under this Section 10.1 or Section 10.6(a)(i) without the written consent of such Lender;

(c) except as otherwise permitted by this Section 10.1, reduce any percentage specified in the definition of Required Lenders, change any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all Lenders;

(d) (A) release all or substantially all of the Subsidiary Guarantors from the Subsidiary Guaranty (except as specifically permitted in the Loan Documents) or (B) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or obligation, in each case without the written consent of all Lenders;

(e) amend, modify or waive any provision of Section 10.7(a), Section 2.13 or any other provision hereof, in each case in a manner that would have the effect of altering the pro rata treatment with respect to reduction of Commitments or the sharing of payments required hereunder, without the consent of each Lender directly affected thereby;

(f) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent;

(g) amend, modify or waive any provision of Section 2.3 or 2.4 without the written consent of the Swingline Lender; or

(h) amend, modify or waive any provision of Section 3 or any other provision affecting the Issuing Lender without its written consent;

provided that (i) the Administrative Agent (and, if applicable, the Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 2.12(c) in accordance with the terms of Section 2.12(c) and (ii) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity, defect or inconsistency or omission of a technical or immaterial nature in any such provision.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent), to (x) amend or amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment or amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents and (y) enter into amendments or modifications to this Agreement (including amendments to this Section 10.1) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.19 (including as applicable, (1) to permit the Incremental Increases to share ratably in the benefits of this Agreement and the other Loan Documents, (2) to include an Incremental Increase, as applicable, in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Percentage, in each case, without the written consent of such affected Lender.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

10.2 Notices.

(a) Except as otherwise provided herein, including without limitation Section 10.2(b), all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	Fair Isaac Corporation 50 South 6th Street, Suite 1360 Minneapolis, MN 55402 Attention: Treasurer Telephone: (651) 214-6338 Email: tomcolling@fico.com

With a copy to:	Fair Isaac Corporation 181 Metro Drive San Jose, California 95110 Attention: General Counsel Telephone: (408) 535-1500 Email: markscadina@fico.com.

Administrative Agent, Issuing Lender and Swingline Lender:

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention of: Syndication Agency Services

Facsimile No.: (844) 879-5899

Email: Agencyservices.requests@wellsfargo.com

provided that any notice, request or demand to or upon the Administrative Agent, the Issuing Lender or any Lender shall not be effective until received.

(b) Notices and other communications to the Administrative Agent, the Issuing Lender or the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent, the Issuing Lender and each Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Additionally, if the Administrative Agent agrees to accept a notice pursuant to Section 2, including any notice of borrowing~~, notice of~~ or continuation or notice of conversion, made by e-mail transmission, such e-mail transmission shall be binding on the Borrower whether or not written confirmation is sent by the Borrower or requested by the Administrative Agent, and the Administrative Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon e-mail notice believed by the Administrative Agent in good faith to be from the Borrower or its agents. The Administrative Agent’s records of the terms of any e-mail notice pursuant to Section 2 shall be conclusive on the Borrower in the absence of gross negligence or willful misconduct on the part of the Administrative Agent in connection therewith. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Borrower agrees that the Administrative Agent and the Lead Arrangers may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Administrative Agent does not warrant the adequacy of the Platform and expressly disclaims liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent in connection with the Communications or the Platform. In no event shall the Administrative Agent have any liability to the Borrower or any of its Subsidiaries, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Subsidiary’s, any Lead Arranger’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower and any Subsidiary pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lead Arranger or any Lender by means of electronic communications pursuant to this Section, including through the Platform. The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and (ii) neither the Administrative Agent nor any of its Affiliates represents or warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Communications posted on the Platform. The Administrative Agent and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform, except for liability determined by a final, non-appealable judgment of a court of competent jurisdiction to be due to the Administrative Agent’s gross negligence or willful misconduct.

(d) Each Lender agrees that notice to it (as provided in the next sentence) (a “Notification”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent in writing of such Lender’s e-mail address to which a Notification may be sent (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notification may be sent to such e-mail address.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other Extensions of Credit.

10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Issuing Lender and the Lenders for all their respective reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender, the Issuing Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel to the Administrative Agent, the Lenders and the Issuing Lender, (c) to pay, indemnify, and hold each Lender, the Issuing Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and Other Taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Issuing Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement and performance of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower and its Subsidiaries or any of the Properties and the reasonable fees and expenses of counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from the gross negligence or willful misconduct of such Indemnitee or any of its officers, directors, employees, affiliates, agents and controlling persons as determined by a court of competent jurisdiction by final and non-appealable judgment. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. The agreements in this Section 10.5 shall survive the repayment of the Loans and all other amounts payable hereunder.

10.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.6.

(b) (i) Subject to the conditions set forth in paragraph 10.6(b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender or an affiliate of any Lender or, if an Event of Default has occurred and is continuing, any other Person; provided, further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment or Loan to an assignee that is a Lender or an affiliate of a Lender; and

(C) if such assignment would result in such Assignee becoming a Revolving Loan Lender, each of the Issuing Lender and Swingline Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; and

(D) no such assignment shall be made to (1) the Borrower or any of its Subsidiaries or Affiliates, (2) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or (3) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (D).

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.5 but shall be subject to the limitations set forth therein). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section (other than a purported assignment to a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, which shall be null and void).

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders (including Lenders becoming party to this Agreement pursuant to a joinder as contemplated by Section 2.19), and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a natural Person, (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), or the Borrower or any of the Borrower’s Subsidiaries or Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph 10.6(c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7 as though it were a Lender.

(ii) Notwithstanding anything to the contrary herein, a Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent to such greater payments or such entitlement to receive a greater payment results form a Change of Law that occurs after the Participant acquired the applicable participation. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.15 unless such Participant complies with Section 2.15(d).

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage, expense, obligations, penalties, actions, judgments, suits or any kind whatsoever arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

10.7 Adjustments; Set-off.

(a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it hereunder, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender hereunder, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender hereunder, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and offset and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower or any Affiliate of the Borrower against any and all of the obligations of the Borrower or such Affiliate of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Affiliate of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff and offset, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff and offset. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff and offset) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and offset and application; provided that the failure to give such notice shall not affect the validity of such setoff and offset and application.

10.8 Counterparts; Electronic Execution.

(a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

(b) The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof (including, except to the extent expressly set forth therein, the engagement letter dated March 25, 2025, among the Borrower and the Lead Arrangers), excluding the Fee Letter. There are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

10.12 Submission to Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States located in New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding relating to this Agreement or any other Loan Document any special, exemplary, punitive or consequential damages.

10.13 Acknowledgements. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10.14 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential in accordance with such party’s customary practices (and in any event in compliance with applicable law regarding material non-public information) all non-public information provided to it by the Borrower, the Administrative Agent or any Lender pursuant to or in connection with this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section 10.14 or substantially equivalent provisions, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates (as long as such attorneys, accountants and other professional advisors are subject to confidentiality requirements substantially equivalent to this Section 10.14), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the extent required or requested by any regulatory authority purporting to have jurisdiction over the Administrative Agent or such Lender or any Affiliate thereof (including any self-regulatory authority, such as the National Association of Insurance Commissioners), or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, provided that, in the case of clauses (d), (e) and (f) of this Section 10.14, with the exception of disclosure to bank regulatory authorities, the Borrower (to the extent legally permissible) shall be given prompt prior notice so that it may seek a protective order or other appropriate remedy. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person.

10.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.16 USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

10.17 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.18 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered QFC Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.18, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered QFC Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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